As filed with the Securities and Exchange Commission on January 23, 2024

Registration No. 333-275930

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Legato Merger Corp. III

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1761148
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Legato Merger Corp. III

777 Third Avenue, 37th Floor

New York, NY 10017

Tel: (212) 319-7676

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory Monahan, Chief Executive Officer

Legato Merger Corp. III

777 Third Avenue, 37th Floor

New York, NY 10017

Tel: (212) 319-7676

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Miller Jeffrey M. Gallant Graubard Miller The Chrysler Building 405 Lexington Avenue, 44th Floor New York, NY 10174 Tel: (212) 818-8800	Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated January 23, 2024

$175,000,000

Legato Merger Corp. III

17,500,000 Units

Legato Merger Corp. III is a Cayman Islands exempted company incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region although we intend to initially focus on target businesses in the infrastructure, engineering and construction, industrial and renewables industries. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with us. If we are unable to consummate an initial business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering), we will redeem 100% of the public shares for a pro rata portion of the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us (less up to $100,000 for our liquidation expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one ordinary share and one-half of one warrant. Each whole warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share. Each warrant will become exercisable 30 days after the completion of an initial business combination and will expire on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption; provided that the warrants will expire earlier if we have not completed an initial business combination within the required time period and liquidate the trust account in connection therewith. We have granted the underwriters a 45-day option to purchase up to an additional 2,625,000 units to cover over-allotments, if any.

Our initial shareholders and the underwriters in this offering have committed that they and/or their designees will purchase from us an aggregate of 522,813 units, or “private units,” at $10.00 per unit for a total purchase price of $5,228,130 in a private placement that will occur simultaneously with the consummation of this offering. Each private unit will consist of one ordinary share, or “private shares,” and one-half of one warrant, or “private warrants.” They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us additional private units (up to a maximum of 32,813 private units at a price of $10.00 per private unit) in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering.

There is presently no public market for our units, ordinary shares or warrants. We have applied to list our units on the NYSE American, or NYSE, under the symbol “LEGT U” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NYSE. The ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless BTIG informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin; provided that no fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, we expect that the ordinary shares and warrants will be traded on the NYSE under the symbols “LEGT” and “LEGT WS,” respectively.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will therefore be subject to reduced public company reporting requirements.

No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 21 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$175,000,000
Underwriting discounts and commissions(1)	$0.55	$9,625,000
Proceeds, before expenses, to us	$9.45	$165,375,000

(1)	Includes up to $0.35 per unit, or up to $6,125,000 in the aggregate, or up to $7,043,750 if the over-allotment option is exercised in full, payable to BTIG for deferred underwriting commissions which will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to BTIG only upon completion of an initial business combination, as described in this prospectus. The underwriters have received and will receive compensation in addition to the underwriting discount, including 87,500 ordinary shares, which we refer to herein as the “representative founder shares.” See “Underwriting” for further information relating to the underwriting compensation we will pay in this offering.

Upon consummation of the offering, an aggregate of $175,000,000 (or $201,250,000 if the over-allotment option is exercised in full) or $10.00 per unit sold to the public in this offering will be deposited in an account located in the United States at Bank of America with Equiniti Trust Company, LLC, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of a business combination and our redemption of our public shares.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about __________, 2024.

Sole Book-Running Manager

BTIG, LLC

Co-Manager

Craig-Hallum Capital Group

__________, 2024

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

LEGATO MERGER CORP. III

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Legato Merger Corp. III. References in this prospectus to the “Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time. References in this prospectus to our “public shares” are to the ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public shareholders” refer to the holders of our public shares, including our officers and directors to the extent they purchase public shares, provided that their status as “public shareholders” shall exist only with respect to such public shares. References in this prospectus to our “management” or our “management team” refer to our officers and directors and references to our “initial shareholders” are to our shareholders prior to this offering (excluding BTIG). The term “equity-linked securities” refers to any debt or equity securities issued in a transaction, including but not limited to a private placement of equity or debt, that are convertible, exercisable or exchangeable for ordinary shares. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law.

General

We are a blank check company incorporated on November 6, 2023 as a Cayman Islands exempted company. We were incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” We may pursue a business combination opportunity in any business or industry we choose although we currently intend to focus on target businesses in the infrastructure, engineering and construction (“E&C”), industrial and renewables industries. To date, our efforts have been limited to organizational activities as well as activities related to this offering. None of our officers, directors, promoters or other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential business combination with us.

We will seek to capitalize on the experience of our management team in consummating an initial business combination. As more fully described below, Eric S. Rosenfeld, our Chief SPAC Officer, and David D. Sgro, our Vice Chairman of the Board, have led eight prior public blank check companies: (i) Arpeggio Acquisition Corporation, or “Arpeggio,” which raised $40.8 million in June 2004 and consummated a business combination with Hill International, Inc., or “Hill International,” in June 2006, (ii) Rhapsody Acquisition Corp., or “Rhapsody,” which raised $41.4 million in October 2006 and consummated a business combination with Primoris Corporation, or “Primoris,” in July 2008, (iii) Trio Merger Corp., or “Trio,” which raised $69 million in June 2011 and consummated a business combination with SAExploration Holdings Inc., or “SAE,” in June 2013, (iv) Quartet Merger Corp., or “Quartet,” which raised $96.6 million in November 2013 and consummated a business combination with Pangea Logistics Solutions Ltd., or “Pangaea,” in October 2014, (v) Harmony Merger Corp., or “Harmony,” which raised $115.0 million in March 2015 and consummated a business combination with NextDecade LLC, or “NextDecade,” in July 2017, (vi) Allegro Merger Corp, or “Allegro,” which raised $149.5 million in July 2018 and executed a definitive merger agreement with TGI Fridays’ that was later terminated due largely to the COVID-19 pandemic, (vii) Legato Merger Corp., or “Legato I,” which raised approximately $235.8 in January 2021 and consummated a business combination with Algoma Steel Group Inc, or “Algoma,” in October 2021 and (viii) Legato Merger Corp. II, or “Legato II,” which raised $276.0 million in November 2021 and consummated a business combination with Southland Holdings LLC, or “Southland,” in February 2023.

Our Chief Executive Officer, Gregory Monahan, is a Senior Managing Director of Crescendo Partners, L.P., a New York-based investment firm, and the Senior Portfolio Manager of Jamarant Capital, L.P. a private investment partnership. He also served as Chief Executive Officer of Legato II.

Our Chief Financial Officer, Adam Jaffe, served as the Chief Financial Officer of Allegro, Legato I and Legato II. He is the Chief Financial Officer of Crescendo Partners, LP and the Chief Compliance Officer and Chief Financial Officer of Jamarant Capital, LP.

Our Chairman, Brian Pratt, was formerly the Chairman and CEO of Primoris, an E&C company that went public through a business combination with Rhapsody in 2008. Over his tenure as a public company CEO, Mr. Pratt made numerous E&C acquisitions and grew Primoris’ revenue from approximately $550 million to over $2 billion and EBITDA from approximately $40 million to over $150 million. During his time as Primoris’ Chairman and Chief Executive Officer, the company’s stock price increased to a high of over $33.00 per share. In addition to his role as Chairman and Chief Executive Officer of Primoris, Mr. Pratt has participated in numerous private investments in infrastructure and energy.

Adam J. Semler, a member of our Board, served as a member of the Board and Chairman of the Audit committees of Harmony and Allegro. John Ing, a member of our Board, served as a member of the Board of Legato I and Legato II.

We believe that potential sellers of target businesses will view the fact that our management team has successfully closed seven business combinations (and entered into a business combination agreement for an eighth one) with vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, there is no assurance that we will complete a business combination.

In June 2004, Arpeggio, a blank check company founded by Eric S. Rosenfeld, consummated its initial public offering, raising $40.8 million (at $6.00 per unit, each consisting of one share of common stock and two warrants, each to purchase one share of common stock). In June 2006, Arpeggio completed a merger with Hill International, and, shortly thereafter, the company changed its name to “Hill International, Inc.” Hill International provided fee-based project management and construction claims services worldwide, primarily serving the United States and other national governments, state and local governments, and the private sector. It was founded in 1976 and is headquartered in Philadelphia, Pennsylvania. Hill International’s common stock traded on the New York Stock Exchange under the symbol HIL and its price ranged from $2.11 to $19.30 following the completion of its business combination with Arpeggio. Eric S. Rosenfeld served as a director of Hill International from June 2006 to June 2010 and David D. Sgro served as a director of Hill International from August 2016 to December 2022 when it was acquired by Global Infrastructure Solutions Inc. for $3.40 per share.

In October 2006, Rhapsody, a blank check company founded by Mr. Rosenfeld and David D. Sgro, consummated its initial public offering, raising $41.4 million (at $8.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In July 2008, Rhapsody completed a merger with Primoris and, shortly thereafter, the company changed its name to “Primoris Services Corporation.” Primoris provided construction, fabrication, maintenance, replacement, and engineering services to public utilities, petrochemical companies, energy companies, and municipalities primarily in the United States and Canada. Primoris is headquartered in Dallas, Texas. Primoris’ common stock currently trades on the Nasdaq Capital Market under the symbol PRIM and its price has ranged from $3.25 to $33.35 following the completion of its business combination with Rhapsody, with a closing price of $____ on ________, 2024. Eric S. Rosenfeld served as a director of Primoris from the completion of its business combination in 2008 until May 2014. David D. Sgro served as a director of Primoris from 2008 to 2011.

In March 2008, Mr. Rosenfeld became the chairman of the board, chief executive and president, and Mr. Sgro became the chief financial officer, secretary and a director, of Symphony Acquisition Corp. and Staccato Acquisition Corp., two blank check companies, each formed to complete a business combination with one or more businesses or entities. Due to market conditions following the financial collapse in the fall of 2008, neither Symphony Acquisition Corp. nor Staccato Acquisition Corp. completed its initial public offering and neither engaged in any substantive operations.

In June 2011, Trio, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $69.0 million (at $10.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In June 2013, Trio completed a merger with SAE and in connection therewith the company changed its name to “SAExploration Holdings, Inc.” SAE was a holding company of various subsidiaries which collectively formed a geophysical services provider offering seismic data acquisition services to the oil and gas industry in North America, South America, and Southeast Asia. SAE provided a full range of services related to the acquisition of 2D, 3D and time-lapse 4D seismic data on land, in transition zones between land and water and in shallow water, as well as seismic data field processing. SAE’s common stock traded on the OTC Bulletin Board under the symbol SAEX. The price of SAE’s common stock ranged from $0.01 to $10.32 following completion of its business combination with Trio, and went private following a reorganization under Chapter 11 bankruptcy protection in December of 2020. Eric S. Rosenfeld and David D. Sgro served as directors of SAE from the closing of its merger in 2013 until July 2016.

In November 2013, Quartet, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $96.6 million (at $10.00 per unit, each consisting of one share of common stock and one right). In October 2014, Quartet completed a merger with Pangaea Logistics Solutions Ltd., a growth oriented global logistics company focused on providing seaborne dry bulk transportation services. It is headquartered in Newport, Rhode Island and conducts all operations through its direct and indirect subsidiaries. Pangaea’s common stock currently trades on the Nasdaq Capital Market under the symbol PANL, and the price of the common stock has ranged from $1.62 to $9.17 following completion of the business combination with Quartet, with a closing price of $___ on ________, 2024. Eric S. Rosenfeld and David D. Sgro currently serve as directors of Pangaea.

In March 2015, Harmony, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $115.0 million (at $10.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In July 2017, Harmony completed its business combination with NextDecade, a liquefied natural gas (“LNG”) development company focused on LNG export projects and associated pipelines in the State of Texas. NextDecade’s common stock currently trades on the Nasdaq Capital Market under the symbol “NEXT” and the price has ranged from $1.17 to $10.44 following consummation of the business combination with Harmony, with a closing price of $____ on _________, 2024. Eric S. Rosenfeld and David D. Sgro served as directors of NextDecade from the time of the business combination until 2020 and 2018, respectively.

In July 2018, Allegro, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $149.5 million (at $10.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In November of 2019, Allegro announced that it had signed a definitive merger agreement with TGI Fridays, an American casual dining bar and grill concept founded in 1965, with locations in over 55 countries, including 442 international franchised units and 396 domestic units. On March 31, 2020, Allegro and TGI Fridays jointly announced that they had agreed to terminate the merger as the minimum cash closing condition was not met due in part to the uncertainty created by the global COVID-19 pandemic and its impact on the restaurant industry. Allegro returned approximately $10.30 and $0.01 per share to its public shareholders in April 2020 and August 2021, respectively.

In January 2021, Legato I, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising approximately $235.8 million (at $10.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In October 2021, Legato I completed its business combination with Algoma, the parent holding company of Algoma Steel Inc., a Canadian fully integrated steel producer of hot and cold rolled steel products, including sheet and plate, whose product applications are used in the automotive, construction, energy, defense, and manufacturing sectors. Algoma’s common shares currently trade on the Nasdaq Stock Market and the Toronto Stock Exchange (the “TSX”) under the symbol “ASTL” and its warrants trade on Nasdaq and the TSX under the symbols “ASTLW” and “ASTL.WT”, respectively, and the price of the common shares has ranged from $10.75 to $13.00 following consummation of the business combination with Legato I, with a closing price of $____ on _________, 2024. Eric S. Rosenfeld and David D. Sgro have continued to serve as directors of Algoma following the consummation of the business combination. Brian Pratt served as a director of Algoma following the consummation of the business combination in October 2021 until March 2023.

In November 2021, Legato II, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $276.0 million (at $10.00 per unit, each consisting of one share of common stock and one-half of one warrant each whole warrant to purchase one share of common stock). In February 2023, Legato II completed its business combination with Southland, one of the largest construction companies in North America. Southland’s common stock and warrants currently trade on the NYSE American LLC under the symbols “SLND” and “SLND WS,” respectively, and the price of the common stock has ranged from $___ to $__ following consummation of the business combination with Legato II, with a closing price of $___ on _______, 2024. Gregory Monahan and Brian Pratt have continued to serve as directors of Southland following the consummation of the business combination.

Given its track record of reviewing and completing SPAC transactions in its target industries, coupled with Mr. Pratt’s management and transaction related experience in these industries, we believe that our management team and board has the skills and experience to identify, evaluate and consummate a business combination in sectors that we have identified. In addition, we believe that our management team is uniquely positioned to assist the business that we may ultimately acquire.

Notwithstanding the foregoing, past performance of our management team is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical performance record of our management team as indicative of our future performance. In addition, our officers and directors may have conflicts of interest with other entities to which they owe fiduciary or contractual obligations with respect to initial business combination opportunities. For a list of our officers and directors and entities for which a conflict of interest may or does exist between such persons and the company, as well as the priority and preference that such entity has with respect to performance of obligations and presentation of business opportunities to us, please refer to the table and subsequent explanatory paragraph under “Management — Conflicts of Interest”.

Effecting a Business Combination

We will either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Any announcement regarding our entry into a definitive agreement for an initial business combination will indicate whether we intend to seek shareholder approval of such transaction or instead provide shareholders with the opportunity to sell their shares to us by means of a tender offer. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we decide to allow shareholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. We have no specified maximum percentage threshold for conversions in our amended and restated memorandum and articles of association and even those public shareholders who vote in favor of our initial business combination have the right to convert their public shares. As a result, this may make it easier for us to consummate our initial business combination.

We will have up to 24 months from the closing of this offering to consummate an initial business combination (or up to 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering). If we are unable to consummate an initial business combination within such time period, we will redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us for taxes and trust administration expenses as described herein (and less up to $100,000 for liquidation expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein, and then seek to liquidate and dissolve. We expect the pro rata redemption price to be approximately $10.00 per ordinary share (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders.

NYSE listing rules require that our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination (net of amounts previously disbursed to management for tax obligations and working capital purposes and excluding the amount of deferred underwriting discounts held in trust). The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Although our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Notwithstanding the foregoing, if we are not then listed on the NYSE for whatever reason, we may no longer be required to meet the foregoing 80% fair market value test.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or a newly formed subsidiary or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we intend to only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock or shares of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test.

Potential Conflicts

Members of our management team will directly or indirectly own our ordinary shares and warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Our officers and directors have agreed to present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account, subject to any fiduciary or contractual obligations they may have. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that might be attractive to any entity to which he has fiduciary or contractual obligations, he may be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. For more information on the relevant pre-existing fiduciary duties or contractual obligations of our management team, see the section titled “Management — Conflicts of Interest.”

Private Placements

In November 2023, we issued an aggregate of 5,031,250 ordinary shares, which we refer to throughout this prospectus as the “founders’ shares,” for an aggregate purchase price of $25,000, or approximately $0.005 per share, to our initial shareholders.

The founders’ shares held by our initial shareholders includes an aggregate of up to 656,250 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our initial shareholders will continue to own 20.0% of our issued and outstanding shares after this offering (not including the private units and representative founder shares described below and assuming the initial shareholders do not purchase units in this offering).

In November 2023, we also issued to designees of BTIG an aggregate of 87,500 ordinary shares, which we refer to throughout this prospectus as the “representative founder shares,” at a price of $0.001 per share. The representative founder shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual.

In addition, our initial shareholders and the underwriters in this offering have agreed that they and/or their designees will purchase from us an aggregate of 522,813 units (435,313 private units by our initial shareholders and 87,500 private units by the underwriters) at a price of $10.00 per unit, for an aggregate purchase price of $5,228,130 in a private placement that will occur simultaneously with the closing of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private units (up to a maximum of 32,813 private units at $10.00 per private unit, of which up to 19,688 private units will be purchased by our initial shareholders and up to 13,125 private units will be purchased by the underwriters) in order to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in a U.S.-based trust account at Bank of America with Equiniti Trust Company, LLC, acting as trustee. If we do not complete an initial business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering), the proceeds from the sale of the private units will be included in the liquidating distribution to our public shareholders and the private units will be worthless.

Corporate Information

Our executive offices are located at 777 Third Avenue, 37th Floor, New York, New York 10017 and our telephone number is (212) 319-7676.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 30 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

Securities offered	17,500,000 units, at $10.00 per unit, each unit consisting of one ordinary share and one-half of one warrant, each whole warrant to purchase one ordinary share.

We structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one ordinary share, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of an initial business combination, thus making us, we believe, a more attractive initial business combination partner for target businesses.

Listing of our securities and proposed symbols	We have applied to have our units, and the ordinary shares and warrants once they begin separate trading, listed on the NYSE under the symbols “LEGT U,” “LEGT” and “LEGT WS,” respectively.

Trading commencement and separation of ordinary shares and warrants	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless BTIG informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release and filed a Current Report on Form 8-K announcing when such separate trading will begin.

Once the ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants.

In no event will the ordinary shares and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include in a Form 8-K, or amendment thereto, information indicating if BTIG, Inc. has allowed separate trading of the ordinary shares and warrants prior to the 52nd day after the date of this prospectus.

Units:

Number outstanding before this offering	0 units

Number to be sold in private placement	522,813 units

Number outstanding after this offering and private placement	18,022,813 units

Ordinary shares:

Number outstanding before this offering	5,118,750 shares(1)

Number to be sold in private placement	522,813 shares

Number to be outstanding after this offering and private placement	22,485,313 shares(2)

Warrants:

Number outstanding before this offering	0 warrants

Number to be sold in private placement	261,406 warrants

Number to be outstanding after this offering and private placement	9,011,406 warrants

Exercisability	Each whole warrant is exercisable for one ordinary share at a price of $11.50 per share and only whole warrants are exercisable. Therefore, you must purchase two units in order to receive a whole warrant. The warrants will become exercisable 30 days after the completion of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation of the company; provided that the warrants will expire earlier if we have not completed an initial business combination within the required time period and liquidate the trust account in connection therewith.

(1)	Represents 5,031,250 founders’ shares and 87,500 representative founder shares. The 5,031,250 founders’ shares includes an aggregate of up to 656,250 founders’ shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 656,250 founders’ shares have been forfeited.

Exercise price	$11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional ordinary shares or equity-linked securities.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption	We may redeem the outstanding warrants in whole and not in part, at a price of $0.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, if, and only if, the last sales price of our ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending three business days before we send the notice of redemption; and if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the ordinary shares for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Securities purchased, or being purchased, by insiders in connection with this offering	Our initial shareholders have purchased an aggregate of 5,031,250 founders’ shares for an aggregate purchase price of $25,000. The 5,031,250 founders’ shares held by our initial shareholders includes an aggregate of up to 656,250 ordinary shares subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters in full or in part. Our initial shareholders will be required to forfeit only a number of ordinary shares necessary to continue to maintain the 20.0% ownership interest in our ordinary shares after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option (excluding the private shares, representative founder shares and any shares included in units purchased by them in this offering). The founders’ shares are identical to the ordinary shares included in the units being sold in this offering. However, our initial shareholders and officers and directors have agreed (A) to vote any shares owned by them in favor of any proposed business combination, (B) not to convert any shares for a pro rata portion of the trust account in connection with a shareholder vote to approve a proposed initial business combination or sell any shares to us in a tender offer in connection with a proposed initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association prior to a business combination and (C) that the founders’ shares will not participate in any liquidating distributions from our trust account upon winding up if a business combination is not consummated.

Simultaneously with the consummation of this offering, our initial shareholders and the underwriters have committed that they and/or their designees will purchase an aggregate of 522,813 private units at $10.00 per private unit for a total purchase price of $5,228,130 pursuant to subscription agreements with us. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they will purchase from us an additional number of private units (up to a maximum of 32,813 private units at a price of $10.00 per private unit) in an amount necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units (and underlying private shares and private warrants) are identical to the units (and underlying shares and warrants) sold in this offering. For as long as the private warrants are held by the underwriters or their designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. Furthermore, our initial shareholders have agreed to vote the private shares in favor of any proposed business combination and our initial shareholders and the underwriters have agreed (A) not to convert any private shares in connection with a shareholder vote to approve a proposed initial business combination or sell any private shares to us in a tender offer in connection with a proposed initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association prior to a business combination and (B) that the private shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated.

As a result, if we sought shareholder approval of a proposed transaction we could need as little as 6,257,345 of our 17,500,000 public shares (or approximately 35.8% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming all shares are voted, the over-allotment option is not exercised, that the initial shareholders do not purchase any units in this offering or units or shares in the after-market and that the 87,500 representative founder shares and all 522,813 private shares are voted in favor of the transaction). If only a minimum number of shares are voted to reach a quorum for the meeting, we could need as little as 636,016 of our 17,500,000 public shares (or approximately 3.6% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised, that the initial shareholders do not purchase any units in this offering or units or shares in the after-market and that the 87,500 representative founder shares and all 522,813 private shares are voted in favor of the transaction). In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.

Restrictions on transfer of founders’ shares and private units	The founders’ shares will not be transferred, assigned or sold (subject to certain limited exceptions set forth below) for a period ending on the earlier of the 180-day anniversary of the date of the consummation of our initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) to our or our initial shareholders’ officers, directors, consultants or their affiliates, (ii) to an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to be bound by these transfer restrictions.

The purchasers of the private units have also agreed not to transfer, assign or sell any of the private units, including the underlying private shares and private warrants (except in connection with the same limited exceptions that the founders’ shares may be transferred as described above), until after the completion of our initial business combination.

Representative Founder Shares	In November 2023, we issued to designees of BTIG the 87,500 representative founder shares. The holders of the representative founder shares have agreed not to transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination. In addition, the holders of the representative founder shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association prior to a business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering), or such longer time as approved by the majority of our shareholders.

Offering proceeds to be held in trust	An aggregate of $10.00 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised) will be placed in a U.S.-based trust account at Bank of America with Equiniti Trust Company, LLC acting as trustee pursuant to an agreement to be signed on the date of this prospectus. These proceeds include up to $6,125,000 (or up to $7,043,750 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, except as set forth below, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations and for trust administration expenses. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially estimated to be $1,188,130, or $991,250 if the over-allotment option is exercised in full). However, the underwriters have agreed to make a payment to us in an amount equal to $1,312,500, or $1,509,375 if the over-allotment option is exercised in full, to reimburse us for certain of our expenses in connection with this offering and for expenses to be incurred by us following this offering as a public company. This reimbursement will have the effect of increasing the proceeds available to us outside of the trust account. Additionally, in order to meet our working capital needs following the consummation of this offering if the funds available to us are insufficient, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. These units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

None of the warrants may be exercised until 30 days after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders	There will be no fees, reimbursements or other cash payments paid to our officers, directors, initial shareholders or their affiliates for any services they render prior to, or in order to effectuate the consummation of, an initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

● repayment at the closing of this offering of an aggregate of approximately $147,000 of non-interest-bearing loans made by our officers;

●	payment of a $20,000 per month administrative fee to Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, for office space and related services;

●	payment of consulting, success or finder fees to our officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination to be paid upon closing of our initial business combinations. We may pay such fees in the event our initial shareholders, officers or directors provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources in order to assess, negotiate and consummate an initial business combination. The amount of any such fees we pay will be based upon the prevailing market for similar services for comparable transactions at such time. We would disclose any such fee in the proxy or tender offer materials used in connection with a proposed business combination; and

●	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations.

Our audit committee will review and approve all reimbursements and payments made to our officers, directors, initial shareholders or our or their respective affiliates, with any interested director abstaining from such review and approval.

Shareholder approval of, or tender offer in connection with, initial business combination	In connection with any proposed initial business combination, we will either (1) seek shareholder approval of such initial business combination at a general meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. Any announcement regarding our entry into a definitive agreement for an initial business combination will indicate whether we intend to seek shareholder approval of such transaction or instead provide shareholders with the opportunity to sell their shares to us by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we determine to allow shareholders to sell their shares to us in a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval, we will only consummate our initial business combination if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. We have no specified maximum percentage threshold for conversions in our amended and restated memorandum and articles of association and even those public shareholders who vote in favor of our initial business combination have the right to convert their public shares. As a result, this may make it easier for us to consummate our initial business combination.

None of our initial shareholders, officers, directors or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions. However, if we hold a general meeting to approve a proposed business combination and a significant number of shareholders seek to redeem their public shares, our initial shareholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to reduce the number of public shares being submitted for redemption. Notwithstanding the foregoing, our officers, directors, initial shareholders and their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to prevent potential manipulation of a company’s shares.

Conversion rights	In connection with any general meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether he is voting for or against such proposed business combination or does not vote at all, to demand that we convert his shares into a pro rata share of the trust account. The per-share amount we will distribute to investors who properly convert their shares will not be reduced by the deferred underwriting commissions we will pay to BTIG.

We may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either (i) physically tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the converting holder.

Liquidation if no business combination	If we are unable to complete an initial business combination by 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us (net of taxes payable and up to $100,000 of interest that may be released to us to pay liquidation expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject (in each case) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims. Although we are required to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. Crescendo Advisors LLC, an entity affiliated with Eric S. Rosenfeld, our Chief SPAC Officer, has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. The agreement entered into by Crescendo Advisors LLC specifically provides for two exceptions to the indemnity given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. WithumSmith+Brown, PC, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. We have not independently verified whether Crescendo Advisors LLC has sufficient funds to satisfy its indemnity obligations, we have not asked it to reserve for such obligations and we do not believe it has any significant liquid assets. Accordingly, we believe it is unlikely that it will be able to satisfy its indemnification obligations if it is required to do so.

The holders of the founders’ shares, representative founder shares and private shares will not participate in any redemption distribution from our trust account with respect to such shares. Additionally, our warrants would expire worthless if we liquidate the trust account.

If we are unable to consummate an initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, we expect that the initial per-share redemption price will be approximately $10.00 (which is equal to the anticipated aggregate amount then on deposit in the trust account excluding interest earned on the funds held in the trust account). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our shareholders. In addition, if we are forced to file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. Therefore, we cannot assure you that the actual per-share redemption price will not be less than approximately $10.00.

BTIG has agreed to waive its rights to its deferred underwriting commission held in the trust account in the event we do not complete our initial business combination and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

We will pay the costs of any liquidation from the net proceeds from this offering and the private placement held out of trust and the up to $100,000 of interest income available to us from the trust account to pay for our liquidation expenses.

Our initial shareholders, officers and directors have agreed that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering) unless we provide our public shareholders with the opportunity to convert their ordinary shares upon the approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our initial shareholders, executive officers, directors or any other person.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

●	We may not be able to complete our initial business combination within 24 months after the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering), in which case we would cease all operations except for the purpose of winding up, and we would redeem our public shares for a pro rata portion of the funds in the trust account, and we would liquidate. In such event, our warrants would expire worthless.

●	Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to convert your shares to cash.

●	Our initial shareholders will control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

●	The ability of our public shareholders to exercise their conversion rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

●	We may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights.

●	We may issue additional shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our company.

●	We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business.

●	We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

●	Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

●	Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) and other events, and the status of debt and equity markets.

●	We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

●	If we consummate a business combination with a target company with assets located outside of the United States, our results of operations and prospects could be subject to the economic, political, and legal policies, developments, and conditions in the country in which we operate. Further, exchange rate fluctuations and currency policies may cause our ability to succeed in the international markets to be diminished.

●	There may be tax consequences to our business combinations that may adversely affect us.

●	Our officers and directors presently have fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our officers and directors will have interests in a potential business combination that are different than yours, which may create conflicts of interest.

●	The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

●	Because each unit contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

●	You will experience immediate and substantial dilution from the purchase of our ordinary shares.

●	We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by a majority of the then outstanding warrants.

●	We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

●	There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

●	The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	If third parties bring claims against us, and if our directors decide not to enforce the indemnification obligations of Crescendo Advisors LLC or if Crescendo Advisors LLC does not have the funds to indemnify us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

●	Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.

●	Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

●	We are a newly incorporated company with no operating history, and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

●	Members of our management team have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, are now, or may in the future become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert our management’s attention, and may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

●	We may not be able to complete an initial business combination with a U.S. target company if such a transaction is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (“CFIUS”), or ultimately prohibited.

●	If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

●	Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

●	Because we are a Cayman Islands company, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

●	If our initial business combination involves a company organized under the laws of a state of the United States, it is possible a 1% U.S. federal excise tax will be imposed on us in connection with redemptions of our ordinary shares after or in connection with such initial business combination.

●	If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

●	If we are deemed to be an investment company for purposes of the Investment Company Act, we could be forced to liquidate and investors in our company would not be able to participate in any benefits of owning stock in an operating business, including the potential appreciation of our stock following a business combination and our warrants would expire worthless.

●	We are an emerging growth company and smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

●	Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

●	This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.

	November 30, 2023
	Actual	As Adjusted(1)
Working capital	$4,130	$176,195,998
Total assets	23,606	176,195,998
Total liabilities	15,738	6,125,000
Value of ordinary shares subject to possible redemption	-	175,000,000
Shareholders’ equity (deficit)	7,868	(4,929,002)

(1)	The “as adjusted” information gives effect to the sale of the units we are offering and the sale of the private units including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid, and assumes no exercise of the underwriters’ over-allotment option and that an aggregate of 656,250 founders’ shares have been forfeited as a result thereof. Also includes $1,188,130, or $991,250 if the over-allotment option is exercised in full, of net proceeds from this offering not held in the trust account (after giving effect to estimated offering costs), plus the $1,312,500, or $1,509,375 if the over-allotment option is exercised in full, that the underwriters have agreed to pay us to reimburse us for certain of our expenses in connection with this offering and for expenses to be incurred by us following this offering as a public company.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Relating to Searching for and Consummating a Business Combination

If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 24 months (or 27 months) before receiving distributions from the trust account.

We have 24 months from the closing of this offering in which to complete a business combination (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering). We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to convert or sell their shares to us. Only after the expiration of this full time period will public security holders be entitled to distributions from the trust account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares or warrants, potentially at a loss.

The requirement that we complete an initial business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering) may give potential target businesses leverage over us in negotiating a business combination.

We have 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering) to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination.

We will either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which public shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our public shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. For instance, NYSE rules currently allow us to engage in a tender offer in lieu of a general meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination instead of conducting a tender offer.

Our initial shareholders will control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, our initial shareholders will own approximately 21.4% of our issued and outstanding ordinary shares (including the private shares and assuming they do not purchase any units in this offering). None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions. However, our officers, directors, initial shareholders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to reduce the number of public shares being submitted for redemption. In connection with any vote for a proposed business combination, our initial shareholders, as well as all of our officers and directors, have agreed, subject to SEC rules, to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket (to the extent permitted by applicable securities laws) in favor of such proposed business combination. As a result, if we sought shareholder approval of a proposed transaction we could need as little as 6,257,345 of our 17,500,000 public shares (or approximately 35.8% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming all shares are voted, the over-allotment option is not exercised, that the initial shareholders do not purchase any units in this offering or units or shares in the after-market and that the 87,500 representative founder shares and all 522,813 private shares are voted in favor of the transaction). If only a minimum number of shares are voted to reach a quorum for the meeting, we could need as little as 636,016 of our 17,500,000 public shares (or approximately 3.6% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised, that the initial shareholders do not purchase any units in this offering or units or shares in the after-market and that the 87,500 representative founder shares and all 522,813 private shares are voted in favor of the transaction).

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual general meeting to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 24 months (or 27 months). If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of a business combination.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we currently intend to focus on target businesses in the infrastructure, E&C, industrial and renewables industries, we may pursue an acquisition opportunity in any business industry or sector we choose. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The ability of our shareholders to exercise their conversion rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise conversion rights or seek to sell their shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination. In the event that the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us. The per-share amount we will distribute to shareholders who properly exercise their conversion rights will not be reduced by the deferred underwriting commission and after such conversion, the per-share value of shares held by non-converting shareholders will reflect our obligation to pay the deferred underwriting commissions.

In connection with any vote to approve a business combination, we will offer each public shareholder the right to seek conversion of his, her or its shares regardless of how the shareholder votes on the business combination.

In connection with any vote to approve a business combination, we will offer each public shareholder (but not our initial shareholders, officers, directors and holders of private placement units) the right to have his, her or its ordinary shares converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against such proposed business combination or does not vote at all. The ability to seek conversion while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.

We do not have a specified maximum conversion threshold. The absence of such a conversion threshold may make it easier for us to consummate a business combination even where a substantial number of public shareholders seek to convert their shares to cash in connection with the vote on the business combination.

We have no specified percentage threshold for conversion in our amended and restated memorandum and articles of association. We also do not have any type of net tangible asset requirement like some other similarly structured blank check companies. As a result, we may be able to consummate a business combination even though a substantial number of our public shareholders do not agree with the transaction and have converted their shares.

In connection with any general meeting called to approve a proposed initial business combination, we may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any general meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether he is voting for or against such proposed business combination or does not vote at all, to demand that we convert his shares into a pro rata share of the trust account as of two business days prior to the consummation of the initial business combination. We may require public shareholders who wish to convert their shares in connection with a proposed business combination to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holders’ option, in each case prior to a date set forth in the tender offer documents or proxy materials sent in connection with the proposal to approve the business combination. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

If, in connection with any general meeting called to approve a proposed business combination, we require public shareholders who wish to convert their shares to comply with specific requirements for conversion, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to convert their shares to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek conversion may be able to sell their securities.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval or engaging in a tender offer in connection with any proposed business combination may delay the consummation of such a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

Because we must furnish our shareholders with target business financial statements prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards, we will not be able to complete a business combination with prospective target businesses unless their financial statements are prepared in accordance with U.S. generally accepted accounting principles or international financial reporting standards.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. We will include the same financial statement disclosure in connection with any tender offer documents we use, whether or not they are required under the tender offer rules. Additionally, to the extent we furnish our shareholders with financial statements prepared in accordance with IFRS, such financial statements will likely need to be audited in accordance with U.S. GAAP at the time of the consummation of the business combination. These financial statement requirements may limit the pool of potential target businesses we may acquire.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

If:

●	we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share,

●	the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and

●	the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the price at which we issue the additional ordinary shares or equity-linked securities. This may make it more difficult for us to consummate an initial business combination with a target business.

We may issue shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our company.

As of the date of this prospectus, our amended and restated memorandum and articles of association authorizes the issuance of up to 200,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering and the purchase of the private units (assuming no exercise of the underwriters’ over-allotment option), there will be 168,503,281 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares underlying the private units and public and private warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preference shares, or a combination of ordinary shares and preference shares, to complete a business combination. The issuance of additional ordinary shares will not reduce the per-share conversion amount in the trust account. The issuance of additional ordinary shares or preference shares:

●	may significantly reduce the equity interest of investors in this offering;

●	may subordinate the rights of holders of ordinary shares if we issue preference shares with rights senior to those afforded to our ordinary shares;

●	may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

If we incur indebtedness, our lenders will not have a claim on the cash in the trust account and such indebtedness will not decrease the per-share conversion amount in the trust account.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering), we may be unable to complete a business combination.

Of the net proceeds of this offering, $1,188,130, or $991,250 if the over-allotment option is exercised in full, will be initially available to us outside the trust account to fund our working capital requirements. However, the underwriters have agreed to make a payment to us in an amount equal to $1,312,500, or $1,509,375 if the over-allotment option is exercised in full, to reimburse us for certain of our expenses in connection with this offering and for expenses to be incurred by us following this offering as a public company. This will increase the amount available to us outside the trust account to fund our working capital requirements. We believe that, upon closing of this offering, such funds will be sufficient to allow us to operate for at least the next 24 months (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering); however, we cannot assure you that our estimate is accurate. Accordingly, if we use all of the funds held outside of the trust account and all interest available to us, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial shareholders, officers or directors or their affiliates to operate or may be forced to liquidate. Our initial shareholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount that they deem reasonable in their sole discretion for our working capital needs. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit.

We may not obtain a fairness opinion with respect to the target business that we seek to acquire and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to acquire if it is an entity that is affiliated with any of our initial shareholders, officers, directors or their affiliates. In all other instances, we will have no obligation to obtain an opinion. Accordingly, investors will be relying solely on the judgment of our board of directors in approving a proposed business combination.

Resources could be spent researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate a business combination with a single target business, although we have the ability to simultaneously acquire several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Our search for an initial business combination, and any target business with which we ultimately consummate an initial business combination, may be materially adversely affected by new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) and other events, and the status of debt and equity markets.

Any new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) or other events (such as terrorist attacks, armed conflicts or natural disasters) could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. Furthermore, we may be unable to complete an initial business combination if concerns relating to any outbreak of a disease restricts travel or limits the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers. The extent to which any new outbreak or the continuation of any existing situation impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted. If any such event (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continues for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by outside events (such as terrorist attacks, natural disasters or a significant outbreak of infectious diseases), including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

Since the fourth quarter of 2020, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

The market for directors and officers liability insurance for special purpose acquisition companies is subject to continual change. For instance, the premiums charged for such policies in recent years have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity will likely need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

If our initial business combination involves a company organized under the laws of a state of the United States, it is possible a 1% U.S. federal excise tax will be imposed on us in connection with redemptions of our ordinary shares after or in connection with such initial business combination.

On August 16, 2022, the Inflation Reduction Act of 2022 became law in the United States, which, among other things, imposes a 1% excise tax on the fair market value of certain repurchases (including certain redemptions) of shares by publicly traded domestic (i.e., United States) corporations (and certain non-U.S. corporations treated as “surrogate foreign corporations”). The excise tax will apply to share repurchases occurring in 2023 and beyond. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. The U.S. Department of the Treasury has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the excise tax. For instance, the U.S. Department of the Treasury recently issued guidance clarifying when certain repurchases would be exempt from the excise tax, such as where the repurchases occur in the same year that the repurchasing company undertakes a complete liquidation (as described in Section 331 of the Internal Revenue Code). However, only limited guidance has been issued to date.

As an entity incorporated as a Cayman Islands exempted company, the 1% excise tax is not expected to apply to redemptions of our ordinary shares (absent any regulations and other additional guidance that may be issued in the future with retroactive effect). However, in connection with an initial business combination involving a company organized under the laws of the United States, it is possible that we domesticate and continue as a U.S. corporation prior to certain redemptions and, because our securities are trading on the NYSE, it is possible that we will be subject to the excise tax with respect to any subsequent redemptions, including redemptions in connection with the initial business combination, that are treated as repurchases for this purpose (other than, pursuant to recently issued guidance from the U.S. Department of the Treasury, redemptions in complete liquidation of the company). In all cases, the extent of the excise tax that may be incurred will depend on a number of factors, including the fair market value of our shares redeemed, the extent such redemptions could be treated as dividends and not repurchases, and the content of any regulations and other additional guidance from the U.S. Department of the Treasury that may be issued and applicable to the redemptions. Issuances of shares by a repurchasing company in a year in which such company repurchases shares may reduce the amount of excise tax imposed with respect to such repurchase. The excise tax is imposed on the repurchasing company itself, not the shareholders from which shares are repurchased. The imposition of the excise tax as a result of redemptions in connection with the initial business combination or in connection with any extension of time to consummate an initial business combination could, however, reduce the amount of cash available to pay redemptions or reduce the cash contribution to the target business in connection with our initial business combination, which could cause the other shareholders of the combined company to economically bear the impact of such excise tax.

Risks Relating to the Post-Business Combination Company

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers is required to commit any specified amount of time to our affairs and, accordingly, our officers will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after a business combination, however, cannot presently be ascertained. Although some of our key personnel may serve in senior management or advisory positions following a business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination.

If we do not conduct an adequate due diligence investigation of a target business, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business, this diligence may not reveal all material issues that may affect a particular target business, and factors outside the control of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our ordinary shares. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If we effect a business combination with a company located in a foreign jurisdiction, we would be subject to a variety of additional risks that may negatively impact our operations.

If we consummate a business combination with a target business in a foreign country, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

●	rules and regulations or currency conversion or corporate withholding taxes on individuals;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	longer payment cycles;

●	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations and exchange controls;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	employment regulations;

●	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

●	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

We may not be able to complete an initial business combination with a U.S. target company if such a transaction is subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS, or ultimately prohibited.

If we seek to consummate an initial business combination with a target business located in the United States, it is possible that such a business combination may be subject to review by government entities such as CFIUS, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If an initial business combination falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. If we cannot complete our initial business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering) because the review process drags on beyond such timeframe or because our initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

The economic, political, and social conditions, as well as government policies, of the country in which our potential target’s operations are located could affect our business. The economy in such target’s country may differ greatly from the economies of most developed countries in many respects. Such country’s economic growth may be uneven, both geographically and among various sectors of the economy, and such growth may not be sustained in the future. If in the future such target’s country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect the ability of that target business to become profitable after our initial business combination.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If we acquire a company operating in the infrastructure, E&C, industrial and renewables industries, our future operations may be subject to risks associated with this sector.

While we may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector, we currently intend to concentrate our efforts in identifying businesses in the infrastructure, E&C, industrial and renewables industries. Because we have not yet identified or approached any specific target business, we cannot provide specific risks of any business combination. However, risks inherent in investments in these industries may include, but are not limited to, the following:

●	adverse changes in international, national, regional or local economic, demographic and market conditions;

●	competition from other companies and businesses in the infrastructure, E&C, industrial and renewables industries;

●	the ability to develop successful new products or improve existing ones;

●	changes in technology rendering our products or services obsolete following a business combination;

●	the disruption or failure of our networks, systems, platform or technology that frustrate or thwart our users’ ability to access our products and services, which may cause our users, advertisers, and partners to cut back on or stop using our products and services altogether, which could harm our business;

●	fluctuations in interest rates, which could adversely affect the ability of buyers and tenants of properties to obtain financing on favorable terms or at all;

●	mobile malware, viruses, ransomware, hacking and phishing attacks, spamming, and improper or illegal use of our products, which could harm our business and reputation;

●	litigation and other legal proceedings;

●	the ability to attract and retain highly skilled employees;

●	environmental risks;

●	civil unrest, labor strikes, acts of God, including earthquakes, floods and other natural disasters and acts of war or terrorism, which may result in uninsured losses;

●	increasing governmental regulation; and

●	failure to comply with governmental regulations resulting in the imposition of penalties, fines or restrictions on operations and remedial liabilities.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to companies in the infrastructure, E&C, industrial and renewables industries. Accordingly, if we acquire a target business in another industry, these risks we will be subject to risks attendant with the specific industry in which we operate or target business which we acquire, which may or may not be different than those risks listed above.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or assets and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

Risks Relating to Potential Conflicts of Interest of our Management, Directors, and Others

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors will not commit their full time to our affairs. We presently expect each of our officers and directors to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination. The foregoing could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our initial shareholders have waived their right to convert the founders’ shares or any other shares purchased in this offering or thereafter, or to receive distributions from the trust account with respect to the founders’ shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the private units and any warrants purchased by our officers or directors in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination and in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations and may in the future become affiliated with other entities engaged in business activities similar to those intended to be conducted by us. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors or their affiliates have pre-existing fiduciary and contractual obligations to other companies. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Additionally, our officers and directors may in the future become affiliated with entities that are engaged in a similar business, including another blank check company that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Cayman Islands law. For a more detailed description of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see the sections titled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.”

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Risks Relating to our Securities

If we do not file and maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of ordinary shares that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised his warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. If the ordinary shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Equiniti Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of at least a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. The purchasers of the private units will be entitled to vote the private warrants included in the private units on any such change.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share redemption price received by shareholders may be less than $10.00.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we are unable to complete a business combination and distribute the proceeds held in trust to our public shareholders, Crescendo Advisors LLC, an entity affiliated with Mr. Rosenfeld, has agreed (subject to certain exceptions described elsewhere in this prospectus) that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we have not independently verified whether Crescendo Advisors LLC has sufficient funds to satisfy its indemnity obligations, we have not asked it to reserve for such obligations and we do not believe it has any significant liquid assets. Accordingly, we believe it is unlikely that it will be able to satisfy its indemnification obligations if it is required to do so. As a result, the per-share distribution from the trust account may be less than $10.00, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we may not be able to return to our public shareholders at least $10.00.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated memorandum and articles of association provides that we will continue in existence only until 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering). If we have not completed a business combination by such date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of taxes payable (less up to $100,000 for our liquidation expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject (in each case) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more).

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of approximately $18,000 and imprisonment for five years in the Cayman Islands.

Our directors may decide not to enforce Crescendo Advisors LLC’s indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $10.00 per public share and Crescendo Advisors LLC asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against it to enforce such indemnification obligations. It is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be held in demand deposit accounts or invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income not previously released to us, net of taxes payable. Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions). The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may be less, and potentially significantly less, than the market price for our shares at such time. Further, any such transactions would involve costs to us and our shareholders that would not otherwise be incurred in a traditional initial public offering, including but not limited to, additional dilution to public shareholders, additional costs involved in registering the resale of the securities being sold in the PIPE and potential additional downward pressure on our share price due to the ability of investors in the PIPE being able to sell their securities after registration.

The NYSE may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our securities listed on the NYSE, a national securities exchange, upon consummation of this offering. We cannot guarantee that our securities will be approved for listing on the NYSE. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE listing standards, we cannot assure you that our securities will continue to be listed on the NYSE in the future or prior to our initial business combination. In order to continue listing our securities on the NYSE prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum market capitalization (generally $50,000,000) and a minimum number of holders of our securities (generally 300 public holders).

Additionally, in connection with our initial business combination, it is likely that the NYSE will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. The NYSE will also have discretionary authority to not approve our listing if the NYSE determines that the listing of the company to be acquired is against public policy at that time.

If the NYSE delists our securities from trading on its exchange, or we are not listed in connection with our initial business combination, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our ordinary shares are “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our ordinary shares and warrants will be listed on the NYSE, our units, ordinary shares and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Our initial shareholders and the holders of the representative founder shares paid a nominal price for the founders’ shares and representative founder shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to the investors in this offering. Our initial shareholders and the holders of the representative founder shares acquired the founders’ shares and representative founder shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 109.9% or $10.99 per share (the difference between the pro forma net tangible book value per share $(0.99), and the initial offering price of $10.00 per unit). This is because investors in this offering will be contributing approximately 97.1% of the total amount paid to us for our outstanding securities after this offering but will only own approximately 77.8% of our outstanding securities and this becomes exacerbated to the extent that public shareholders seek to convert their shares into a pro rata share of the trust proceeds. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our initial shareholders paid an aggregate of $25,000 for the founders’ shares, or approximately $0.005 per share. As a result, our initial shareholders stand to make a substantial profit even if an initial business combination subsequently declines in value or is unprofitable for our public shareholders, and may have an incentive to recommend such an initial business combination to our shareholders.

As a result of the low acquisition cost of our founders’ shares, our initial shareholders could make a substantial profit even if we select and consummate an initial business combination with an acquisition target that subsequently declines in value or is unprofitable for our public shareholders. Thus, they may have more of an economic incentive for us to enter into an initial business combination with a riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their founders’ shares.

Our outstanding warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 8,750,000 ordinary shares as part of the units offered by this prospectus and private warrants included within the private units to purchase 261,407 ordinary shares. We may also issue other units to our initial shareholders, officers, directors or their affiliates in payment of working capital loans made to us as described in this prospectus. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading-day period commencing at any time after the warrants become exercisable and ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our security holders exercise their registration rights, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our initial shareholders are entitled to make a demand that we register the resale of the founders’ shares at any time commencing three months prior to the date on which the transfer restrictions applicable to their shares end. Additionally, the holders of representative founder shares, the private units and any units our initial shareholders, officers, directors, or their affiliates may be issued in payment of working capital loans made to us, are entitled to demand that we register the resale of the representative founder shares, private units and any other units we issue to them (and the underlying securities) commencing at any time after we consummate an initial business combination. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

The determination for the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and BTIG. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business at attractive values;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies; and

●	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Because each unit contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-half of one redeemable warrant. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants. This is different from other offerings similar to ours whose units include one ordinary share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

General Risks

We are a newly incorporated company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through this public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any substantive discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates regarding a business combination with us. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will be listed on a national securities exchange upon the successful consummation of this offering and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination and we will have a longer period of time to complete an initial business combination.

Members of our management team have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, are now, or may in the future become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert our management’s attention, and may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team have had significant experience as founders, board members, officers, executives or employees of other companies. As a result of their involvement and positions in these companies, certain of those persons have been, are now or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. The settlement of these types of actions, some of which are ongoing now, are often time consuming and the outcomes are often uncertain. Individual members of our management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings and the potential outcomes of such actions may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Unanticipated changes in our effective tax rate or challenges by tax authorities could harm our future results.

We may become subject to income taxes in various other jurisdictions in the future. Our effective tax rate could be adversely affected by changes in the allocation of our pre-tax earnings and losses among countries with differing statutory tax rates, in certain non-deductible expenses as a result of acquisitions, in the valuation of our deferred tax assets and liabilities, or in federal, state, local or non-U.S. tax laws and accounting principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents. Increases in our effective tax rate would adversely affect our operating results. In addition, we may be subject to income tax audits by various tax jurisdictions throughout the world. The application of tax laws in such jurisdictions may be subject to diverging and sometimes conflicting interpretations by tax authorities in these jurisdictions. Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution of one or more uncertain tax positions in any period could have a material impact on the results of operations for that period.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — Material United States Federal Income Tax Considerations-U.S. Holders”) of our ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — Material United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — Material United States Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

An investment in this offering may result in uncertain U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the ordinary shares and the one-half of a warrant included in each unit could be challenged by the IRS or courts. In addition, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. Holder’s (as defined in section titled “Taxation — United States Federal Income Tax Consideration — U.S. Holders”) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. See the section titled “Taxation — Material United States Federal Income Tax Considerations” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when acquiring, owning or disposing of our securities.

We may de-register as a Cayman Islands exempted company and transfer by way of continuation to another jurisdiction in connection with our initial business combination and such transfer by way of continuation may result in taxes imposed on shareholders or warrant holders.

We may, in connection with our initial business combination and subject to requisite shareholder approval by special resolution under Cayman Islands law, de-register as a Cayman Islands exempted company and transfer by way of continuation to the jurisdiction in which the target company or business is located or another jurisdiction. The transaction may require a shareholder or warrant holder to recognize taxable income in the jurisdiction in which the shareholder or warrant holder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders or warrant holders to pay such taxes. Shareholders or warrant holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the U.S. courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

Our amended and restated memorandum and articles of association provide that the courts of the Cayman Islands will be the exclusive forums for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ memorandum and articles of association or other charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the U.S. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands exempted company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, was not obtained by fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). The courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a U.S. company.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

On March 30, 2022, the SEC issued proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; increasing exposure related to the use of projections in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect our ability to negotiate and complete our initial business combination and may increase the costs and time related thereto.

We are an “emerging growth company” and “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. As an emerging growth company, we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these provisions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items)

on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be held in demand deposit or cash accounts or invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is a business combination; (ii) the redemption of any public shares properly submitted in connection with a business combination or an extension of time to consummate a business combination; or (iii) absent a business combination, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not hold and/or invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our rights will expire worthless. Additionally, in certain circumstances, such as if third parties bring claims against us, our public shareholders may receive less than $10.00 per share on the redemption of their shares as described in this prospectus.

Notwithstanding the foregoing, as indicated above, on March 30, 2022, the SEC issued proposed rules relating to, among other items, the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. The SEC’s proposed rules would provide a safe harbor for companies like our company from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that they satisfy certain conditions that limit a company’s duration, asset composition, business purpose and activities. The duration component of the proposed safe harbor rule would require the company to file a Current Report on Form 8-K with the SEC announcing that it has entered into an agreement with the target company (or companies) to engage in an initial business combination no later than 18 months after the effective date of the company’s registration statement for its initial public offering. The company would then be required to complete its initial business combination no later than 24 months after the effective date of its registration statement for its initial public offering. These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect our ability to negotiate and complete our initial business combination and may increase the costs and time related thereto.

If we are deemed to be an investment company for purposes of the Investment Company Act, we could be forced to liquidate and investors in our company would not be able to participate in any benefits of owning stock in an operating business, including the potential appreciation of our stock following a business combination and our warrants would expire worthless.

As indicated above, we have 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering) to consummate an initial business combination. It is possible that a claim in the future could be made that we have been operating as an unregistered investment company, whether or not the SEC’s proposed rules described above are adopted. It is also possible that the investment of funds from this offering and private placement of units during our life as a blank check company, and the earning and use of interest from such investment, both of which will likely continue until we consummate an initial business combination, could increase the likelihood of us being found to have been operating as an unregistered investment company more than if we sought to potentially mitigate this risk by holding such funds as cash. Furthermore, the longer the funds are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, the greater the risk could be that we are considered an investment company. If we are deemed to be an investment company for purposes of the Investment Company Act and found to have been operating as an unregistered investment company, it could cause us to liquidate. If we are forced to liquidate, investors in our company would not be able to participate in any benefits of owning stock in an operating business, including the potential appreciation of our stock following a business combination and our warrants would expire worthless.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending November 30, 2025. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our share.

Adverse developments affecting the financial services industry could adversely affect our liquidity, financial condition and results of operations, either directly or through adverse impacts on certain of our vendors and customers.

Adverse developments that affect financial institutions, such as events involving liquidity that are rumored or actual, have in the past and may in the future lead to bank failures and/or market-wide liquidity problems. These events could have an adverse effect on our financial condition and results of operations, either directly or through an adverse impact on certain of our vendors and customers. For example, on March 10, 2023, Silicon Valley Bank was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. Similarly, on March 12, 2023, Signature Bank was put into receivership. Since that time, there have been reports of instability at other U.S. banks, including First Republic Bank. Although the Federal Reserve Board, the Department of the Treasury and the FDIC have taken steps to ensure that depositors at Silicon Valley Bank and Signature Bank can access all of their funds, including funds held in uninsured deposit accounts, and have taken additional steps to provide liquidity to other banks, there is no guarantee that, in the event of the closure of other banks or financial institutions in the future, depositors would be able to access uninsured funds or that they would be able to do so in a timely fashion.

To date, we have not experienced any adverse impact to our liquidity, financial condition or results of operations as a result of the events described above. However, failures of other banks or financial institutions may expose us to additional risks, either directly or through the effect on vendors or other third parties, and may lead to significant disruptions to our operations, financial condition and reputation. Moreover, uncertainty remains over liquidity concerns in the broader financial services industry. Our business may be adversely impacted by these developments in ways that we cannot predict at this time, there may be additional risks that we have not yet identified, and we cannot guarantee that we will be able to avoid negative consequences directly or indirectly from any failure of one or more banks or other financial institutions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to complete our initial business combination;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements and other benefits;

●	our potential ability to obtain additional financing to complete a business combination;

●	our pool of prospective target businesses;

●	the ability of our officers and directors to generate a number of potential investment opportunities;

●	potential changes in control of us if we acquire one or more target businesses for stock or shares;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	our expectations regarding the time during which we will be an “emerging growth company” under the JOBS Act;

●	our use of proceeds not held in the trust account; or

●	our financial performance following this offering or following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private units (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$175,000,000		$201,250,000
From private placement	5,228,130		5,556,250
Total gross proceeds	180,228,130		206,806,250
Offering expenses(1)
Underwriting discount (2.0% of gross proceeds from units offered to public, excluding deferred portion)	3,500,000	(2)	4,025,000	(2)
Legal fees and expenses	280,000		280,000
NYSE listing fees (excluding deferred amount)	5,000		5,000
Printing and engraving expenses	25,000		25,000
Accounting fees and expenses	55,000		55,000
SEC/FINRA expenses	95,000		95,000
Miscellaneous expenses	80,000		80,000
Total expenses	4,040,000		4,565,000
Net proceeds
Held in trust	175,000,000		201,250,000
Not held in trust	1,188,130	(3)	991,250	(3)
Total net proceeds	$176,188,130		$202,241,250

	Amount	Percentage
Use of net proceeds not held in trust(4)(5)
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$1,000,000	40.0%
Due diligence of prospective target businesses by officers and directors	400,000	16.0%
Legal and accounting fees relating to SEC reporting obligations and NYSE listing fees	200,000	8.0%
Payment of administrative fee ($20,000 per month for up to 27 months)	540,000	21.6%
D&O insurance premiums	250,000	10.0%
Working capital to cover miscellaneous expenses	110,630	4.4%
Total	$2,500,630	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the NYSE listing fee and a portion of the legal and audit fees, have been paid from the loan we received from our executive officers described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the private units. The underwriters have agreed to defer underwriting commissions equal to up to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, up to $6,125,000 (or up to up to $7,043,750 if the underwriters’ over-allotment option is exercised in full), which constitutes the underwriters’ deferred commissions will be paid to BTIG from the funds held in the trust account. BTIG will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.
(3)	The underwriters have agreed to make a payment to us in an amount equal to $1,312,500, or $1,509,375 if the over-allotment option is exercised in full, to reimburse us for certain of our expenses in connection with this offering and for expenses to be incurred by us following this offering as a public company. This reimbursement will have the effect of increasing the proceeds available to us outside of the trust account.

(4)	The proceeds held in the trust account may be held in demand deposit accounts or invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate the interest earned on the trust account will be approximately $____ per year, assuming an interest rate of ___% per year; however, we can provide no assurances regarding this amount.
(5)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

Our initial shareholders and the underwriters have committed that they and/or their designees will purchase the private units (for an aggregate purchase price of $5,228,130) from us on a private placement basis simultaneously with the consummation of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they will purchase from us an additional number of private warrants and private units (up to a maximum of 32,813 private units at a price of $10.00 per private unit) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering subject to certain limited exceptions as described elsewhere in this prospectus. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$175,000,000, or $201,250,000 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the private units, including up to $6,125,000, or up to $7,043,750 if the over-allotment option is exercised in full, of deferred underwriting commissions, will be placed in a U.S.-based trust account at Bank of America with Equiniti Trust Company, LLC, New York, New York, acting as trustee. The funds held in trust will be held as cash items (including demand deposit accounts) or invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations and trust administration expenses as described in this prospectus, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, of a monthly fee of $20,000 is for general and administrative services including office space, utilities and personnel. This arrangement is being agreed to by the affiliate of our executive officers for our benefit and is not intended to provide our officers or directors with compensation in lieu of a salary. We believe, based on rents and fees for similar services, that this fee is at least as favorable as we could have obtained from an unaffiliated person. The monthly administrative fee will terminate upon completion of our initial business combination or the distribution of the trust account to our public shareholders. Other than the $20,000 per month administrative fee, the payment of consulting, success or finder fees to our officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination and the repayment of the approximate $147,000 loans from our officers (none of which payments will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination), no compensation of any kind will be paid to our initial shareholders, officers, directors or any of their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such entity and individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Our audit committee will review and approve all reimbursements and payments made to our officers, directors, initial shareholders or our or their respective affiliates, with any interested director abstaining from such review and approval. To the extent such expenses exceed the available proceeds not deposited in the trust account or available to be withdrawn by us, such expenses would not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

The net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $1,188,130, or $991,250 if the over-allotment option is exercised in full. However, the underwriters have agreed to make a payment to us in an amount equal to $1,312,500, or $1,509,375 if the over-allotment option is exercised in full, to reimburse us for certain of our expenses in connection with this offering and for expenses to be incurred by us following this offering as a public company. This reimbursement will have the effect of increasing the proceeds available to us outside of the trust account. We intend to use the proceeds held out of the trust account for miscellaneous expenses such as paying for due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our officers, directors, initial shareholders or their affiliates in connection with activities on our behalf as described above. The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our shares are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we may use up to $100,000 of interest earned on the funds held in the trust account for our liquidation expenses.

As of November 30, 2023, our executive officers had loaned us an aggregate of $50,000. On December 13, 2023, our executive officers loaned us an additional $46,784.59. The loans have been used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the NYSE listing fee, a portion of the legal and audit fees and other offering expenses. The loans are due on the earlier of December 31, 2024, the consummation of this offering or the abandonment of this offering. The loans will be payable without interest. If we consummate this offering, the loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, the approximate $1,188,130 of net proceeds not held in the trust account, or $991,250 if the over-allotment option is exercised in full, plus the $1,312,500, or $1,509,375 if the over-allotment option is exercised in full, that the underwriters have agreed to pay us to reimburse us for certain of our expenses in connection with this offering and for expenses to be incurred by us following this offering as a public company, will be sufficient to allow us to operate for the next 27 months, assuming that a business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our initial shareholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (i) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period, (ii) if that public shareholder converts such shares, or sells such shares to us in a tender offer, in connection with a business combination which we consummate or (iii) we seek to amend any provisions of our amended and restated memorandum and articles of association that would affect our public shareholders’ ability to convert or sell their shares to us as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering). This redemption right shall apply in the event of the approval of any such amendment to our amended and restated memorandum and articles of association, whether proposed by our initial shareholders, executive officers, directors or any other person. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands Law. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. If we increase the size of the offering, we will effect a share dividend, or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private shares, representative founder shares and any units purchased in this offering).

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the private warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be converted into cash or sold in a tender offer), by the number of outstanding ordinary shares.

At November 30, 2023, our net tangible book value was $4,130, or approximately $0.00 per ordinary share. After giving effect to the sale of 17,500,000 ordinary shares included in the units we are offering by this prospectus, the sale of the private units and the deduction of underwriting commissions, estimated expenses of this offering and proceeds held in the trust account subject to redemption/tender, our pro forma net tangible book value at November 30, 2023 would have been $(4,929,002) or $0.99 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 17,500,000 ordinary shares that may be converted to cash and assuming no exercise of the underwriters’ over-allotment option) of $0.99 per share to our initial shareholders and an immediate dilution of $10.99 per share or 109.9% to our public shareholders not exercising their conversion rights. The decrease attributable to public shares subject to conversion is included in the calculation below at $10.00 per share, as all public shareholders have the right to convert. The dilution to new investors if the underwriters exercise their over-allotment option in full would be an immediate dilution of $11.07 per share or 110.7%.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the private warrants:

Public offering price		$10.00
Net tangible book value before this offering(1)	$(0.00)
Decrease attributable to public shareholders and private sales	(0.99)
Pro forma net tangible book value after this offering		(0.99)
Dilution to public shareholders		$10.99
Percentage of dilution to public shareholders		109.9%

The following table sets forth information with respect to our existing shareholders and the public shareholders:

	Shares			Total Consideration		Average Price
Number	Purchased		Percentage	Amount	Percentage	per Share
Initial shareholders	4,375,000	(1)	19.5%	$25,000	0.0%	$0.006
Representative shares	87,500		0.4%	9	0.0%	$0.001
Private units	522,813		2.3%	5,228,130	2.9%	$10.00
Public shareholders	17,500,000		77.8%	175,000,000	97.1%	$10.00
Total	22,485,313		100.0%	$180,253,139	100.0%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 656,250 founders’ shares have been forfeited as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$4,130
Net proceeds from this offering and private placement	176,188,130
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	3,738
Less: Deferred underwriting commission	(6,125,000)
Less: Proceeds held in trust subject to possible redemption	(175,000,000)
$(4,929,002)
Denominator:
Ordinary shares outstanding prior to this offering, including representative founder shares	4,462,500 (1)
Ordinary shares included in the units offered	17,500,000
Private Shares	522,813
Less: Shares subject to possible redemption	(17,500,000)
4,985,313

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 656,250 founders’ shares have been forfeited as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at November 30, 2023 and as adjusted to give effect to the sale of our units and the private units and the application of the estimated net proceeds derived from the sale of such securities:

	November 30, 2023
	Actual	As Adjusted(1)
Notes payable from related party	$12,500	$
Deferred underwriting commissions			6,125,000
Ordinary shares, $0.0001 par value, –0– and 17,500,000 shares which are subject to possible redemption(2), actual and as adjusted, respectively			175,000,000
Shareholders’ equity:
Preference shares, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding
Ordinary shares, $0.0001 par value, 200,000,000 shares authorized; 5,118,750 shares issued and outstanding, actual; 4,985,313 shares issued and outstanding (excluding 17,500,000 shares subject to possible redemption), as adjusted	512		499
Additional paid-in capital	24,988		-
Accumulated deficit	(17,632)		(4,929,501)
Total shareholders’ equity (deficit)	7,868		(4,929,002)
Total capitalization	$20,368		$176,195,998

(1)	Includes the $5,228,130 we will receive from the sale of the private units. Also assumes a payment to us from the underwriters in an amount equal to $1,312,500, or $1,509,375 if the over-allotment option is exercised in full, to reimburse us for certain of our expenses in connection with this offering and for expenses to be incurred by us following this offering as a public company.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 656,250 founders’ shares have been forfeited as a result thereof

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a Cayman Islands exempted company incorporated on November 6, 2023 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region although we currently intend to focus on target businesses in the infrastructure, E&C, industrial and renewables industries. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional ordinary shares or preference shares:

●	may significantly reduce the equity interest of our shareholders;

●	may subordinate the rights of holders of ordinary shares if we issue preference shares with rights senior to those afforded to our ordinary shares;

●	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

●	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at November 30, 2023, we had $0 in cash and working capital of $4,130. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management plans to address this uncertainty through this offering. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful.

Our liquidity needs have been satisfied to date through the payment of certain of our deferred formation costs and offering costs with the $25,000 purchase price of the founders’ shares and loans from our executive officers in an aggregate amount of approximately $147,000 are more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $540,000 and underwriting discounts and commissions of $3,500,000 (or $4,025,000 if the over-allotment option is exercised in full), excluding up to $6,125,000, or up to $7,043,750 if the over-allotment option is exercised in full, of deferred underwriting commissions, and (ii) the sale of the private units for a purchase price of $5,228,130 (or $5,556,250 if the over-allotment option is exercised in full) will be $176,188,130 (or $202,216,250 if the over-allotment option is exercised in full). Of this amount, $175,000,000 (or $201,250,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $1,188,130, or $991,250 if the over-allotment option is exercised in full, will not be held in trust. The underwriters have agreed to make a payment to us in an amount equal to $1,312,500, or $1,509,375 if the over-allotment option is exercised in full, to reimburse us for certain of our expenses in connection with this offering and for expenses to be incurred by us following this offering as a public company. This reimbursement will have the effect of increasing the proceeds available to us outside of the trust account.

We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our shares are used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the approximate $1,188,130 of net proceeds not held in the trust account, or $991,250 if the over-allotment option is exercised in full, plus the $1,312,500, or $1,509,375 if the over-allotment option is exercised in full, the underwriters have agreed to pay us to reimburse us for certain of our expenses in connection with this offering and for expenses to be incurred by us following this offering as a public company, together with the interest earned on the funds held in the trust account available to us for working capital needs, will be sufficient to allow us to operate for at least the next 27 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

●	$1,000,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

●	$400,000 of expenses for the due diligence and investigation of a target business by our officers and directors;

●	$200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and NYSE listing fees;

●	$540,000 for the payment of the administrative fee ($20,000 per month for up to 27 months);

●	$250,000 for director and officer insurance premiums; and

●	$110,630 for general working capital that will be used for miscellaneous expenses.

If our estimates of the above costs are less than the actual costs, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend on the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not party to any arrangement or understanding with any third party with respect to raising additional funds through the sale of our securities or the incurrence of debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. In the current economic environment, it has become especially difficult to obtain acquisition financing. Additionally, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

Our executive officers have loaned an aggregate of approximately $147,000 to us, on a non-interest-bearing basis, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier to occur of December 31, 2024, the consummation of this offering, or the abandonment of this offering. If the offering is consummated, the loans will be repaid out of the proceeds of this offering not being placed in trust.

We are obligated, commencing on the date of this prospectus, to pay Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, a monthly fee of $20,000 for general and administrative services.

Our initial shareholders and the underwriters have committed that they and/or their designees will purchase an aggregate of 522,813 private units at $10.00 per private unit (for a total purchase price of $5,228,130) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private units (up to a maximum of 32,813 private units at a price of $10.00 per private unit) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial business combination, we would repay such loaned amounts; provided that up to $1,500,000 of such loans may be convertible into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. The units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending November 30, 2025. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company incorporated in the Cayman Islands on November 6, 2023 as an exempted company, formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region although we currently intend to focus on target businesses in the infrastructure, E&C, industrial and renewables industries. We do not have any specific business combination under consideration, and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

We will seek to capitalize on the experience of our management team in consummating an initial business combination. As more fully described below, Eric S. Rosenfeld, our Chief SPAC Officer, and David D. Sgro, our Vice Chairman of the Board, have led eight prior public blank check companies: (i) Arpeggio, which raised $40.8 million in June 2004 and consummated a business combination with Hill International in June 2006, (ii) Rhapsody, which raised $41.4 million in October 2006 and consummated a business combination with Primoris in July 2008, (iii) Trio, which raised $69 million in June 2011 and consummated a business combination with SAE in June 2013, (iv) Quartet, which raised $96.6 million in November 2013 and consummated a business combination with Pangea in October 2014, (v) Harmony, which raised $115.0 million in March 2015 and consummated a business combination with NextDecade in July 2017, (vi) Allegro, which raised $149.5 million in July 2018 and executed a definitive merger agreement with TGI Fridays’ that was later terminated due largely to the COVID-19 pandemic, (vii) Legato I, which raised approximately $235.8 in January 2021 and consummated a business combination with Algoma in October 2021 and (viii) Legato II, which raised $276.0 million in November 2021 and consummated a business combination with Southland in February 2023.

Our Chief Executive Officer, Gregory Monahan, is a Senior Managing Director of Crescendo Partners, L.P., a New York-based investment firm, and the Senior Portfolio Manager of Jamarant Capital, L.P. a private investment partnership. He is also served as Chief Executive Officer of Legato II.

Our Chief Financial Officer, Adam Jaffe, also served as the Chief Financial Officer of Allegro, Legato I and Legato II. He is the Chief Financial Officer of Crescendo Partners, LP and the Chief Compliance Officer and Chief Financial Officer of Jamarant Capital, LP.

Our Chairman, Brian Pratt, was formerly the Chairman and CEO of Primoris, an E&C company that went public through a business combination with Rhapsody in 2008. Over his tenure as a public company CEO, Mr. Pratt made numerous E&C acquisitions and grew Primoris’ revenue from approximately $550 million to over $2 billion and EBITDA from approximately $40 million to over $150 million. During his time as Primoris’ Chairman and Chief Executive Officer, the company’s stock price increased to a high of over $33.00 per share. In addition to his role as Chairman and Chief Executive Officer of Primoris, Mr. Pratt has participated in numerous private investments in infrastructure and energy.

Adam J. Semler, a member of our Board, served as a member of the Board and Chairman of the Audit committees of Harmony and Allegro. John Ing, a member of our Board, served as a member of the Board of Legato I and Legato II.

We believe that potential sellers of target businesses will view the fact that our management team has successfully closed seven business combinations with vehicles similar to our company (and entered into a business combination agreement for an eighth one) as a positive factor in considering whether or not to enter into a business combination with us. However, there is no assurance that we will complete a business combination.

In June 2004, Arpeggio, a blank check company founded by Eric S. Rosenfeld, consummated its initial public offering, raising $40.8 million (at $6.00 per unit, each consisting of one share of common stock and two warrants, each to purchase one share of common stock). In June 2006, Arpeggio completed a merger with Hill International, and, shortly thereafter, the company changed its name to “Hill International, Inc.” Hill International provided fee-based project management and construction claims services worldwide, primarily serving the United States and other national governments, state and local governments, and the private sector. It was founded in 1976 and is headquartered in Philadelphia, Pennsylvania. Hill International’s common stock traded on the New York Stock Exchange under the symbol HIL and its price ranged from $2.11 to $19.30 following the completion of its business combination with

Arpeggio. Eric S. Rosenfeld served as a director of Hill International from June 2006 to June 2010 and David D. Sgro served as a director of Hill International from August 2016 to December 2022 when it was acquired by Global Infrastructure Solutions Inc. for $3.40 per share.

In October 2006, Rhapsody, a blank check company founded by Mr. Rosenfeld and David D. Sgro, consummated its initial public offering, raising $41.4 million (at $8.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In July 2008, Rhapsody completed a merger with Primoris and, shortly thereafter, the company changed its name to “Primoris Services Corporation.” Primoris provided construction, fabrication, maintenance, replacement, and engineering services to public utilities, petrochemical companies, energy companies, and municipalities primarily in the United States and Canada. Primoris is headquartered in Dallas, Texas.

Primoris’s common stock currently trades on the Nasdaq Capital Market under the symbol PRIM and its price has ranged from $3.25 to $33.35 following the completion of its business combination with Rhapsody, with a closing price of $____ on ______, 2024. Eric S. Rosenfeld served as a director of Primoris from the completion of its business combination in 2008 until May 2014. David D. Sgro served as a director of Primoris from 2008 to 2011.

In March 2008, Mr. Rosenfeld became the chairman of the board, chief executive and president, and Mr. Sgro became the chief financial officer, secretary and a director, of Symphony Acquisition Corp. and Staccato Acquisition Corp., two blank check companies, each formed to complete a business combination with one or more businesses or entities. Due to market conditions following the financial collapse in the fall of 2008, neither Symphony Acquisition Corp. nor Staccato Acquisition Corp. completed its initial public offering and neither engaged in any substantive operations.

In June 2011, Trio, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $69.0 million (at $10.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In June 2013, Trio completed a merger with SAE and in connection therewith the company changed its name to “SAExploration Holdings, Inc.” SAE was a holding company of various subsidiaries which collectively formed a geophysical services provider offering seismic data acquisition services to the oil and gas industry in North America, South America, and Southeast Asia. SAE provided a full range of services related to the acquisition of 2D, 3D and time-lapse 4D seismic data on land, in transition zones between land and water and in shallow water, as well as seismic data field processing. SAE’s common stock traded on the OTC Bulletin Board under the symbol SAEX. The price of SAE’s common stock ranged from $0.01 to $10.32 following completion of its business combination with Trio, and went private following a reorganization under Chapter 11 bankruptcy protection in December of 2020. Eric S. Rosenfeld and David D. Sgro served as directors of SAE from the closing of its merger in 2013 until July 2016.

In November 2013, Quartet, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $96.6 million (at $10.00 per unit, each consisting of one share of common stock and one right). In October 2014, Quartet completed a merger with Pangaea Logistics Solutions Ltd., a growth oriented global logistics company focused on providing seaborne dry bulk transportation services. It is headquartered in Newport, Rhode Island and conducts all operations through its direct and indirect subsidiaries. Pangaea’s common stock currently trades on the Nasdaq Capital Market under the symbol PANL, and the price of the common stock has ranged from $1.62 to $9.17 following completion of the business combination with Quartet, with a closing price of $___ on ________, 2024. Eric S. Rosenfeld and David D. Sgro currently serve as directors of Pangaea.

In March 2015, Harmony, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $115.0 million (at $10.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In July 2017, Harmony completed its business combination with NextDecade, a liquefied natural gas (“LNG”) development company focused on LNG export projects and associated pipelines in the State of Texas. NextDecade’s common stock currently trades on the Nasdaq Capital Market under the symbols “NEXT” and the price has ranged from $1.17 to $10.44 following consummation of the business combination with Harmony, with a closing price of $___ on ________, 2024. Eric S. Rosenfeld and David D. Sgro served as directors of NextDecade from the time of the business combination until 2020 and 2018, respectively.

In July 2018, Allegro, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $149.5 million (at $10.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In November of 2019, Allegro announced that it had signed a definitive merger agreement with TGI Fridays, an American casual dining bar and grill concept founded in 1965, with locations in over 55 countries, including 442 international franchised units and 396 domestic units. On March 31, 2020, Allegro and TGI Fridays jointly announced that they had agreed to terminate the merger as the minimum cash closing condition was not met due in part to the uncertainty created by the global COVID-19 pandemic and its impact on the restaurant industry. Allegro returned approximately $10.30 and $0.01 per share to its public shareholders in April 2020 and August 2021, respectively.

In January 2021, Legato I, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising approximately $235.8 million (at $10.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In October 2021, Legato I completed its business combination with Algoma, the parent holding company of Algoma Steel Inc., a Canadian fully integrated steel producer of hot and cold rolled steel products, including sheet and plate, whose product applications are used in the automotive, construction, energy, defense, and manufacturing sectors. Algoma’s common shares currently trade on the Nasdaq Stock Market and the TSX under the symbol “ASTL” and its warrants trade on Nasdaq and the TSX under the symbols “ASTLW” and “ASTL.WT”, respectively, and the price of the common shares has ranged from $10.75 to $13.00 following consummation of the business combination with Legato I, with a closing price of $___ on _______, 2024. Eric S. Rosenfeld and David D. Sgro have continued to serve as directors of Algoma following the consummation of the business combination. Brian Pratt served as a director of Algoma following the consummation of the business combination in October 2021 until March 2023.

In November 2021, Legato II, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $276.0 million (at $10.00 per unit, each consisting of one share of common stock and one-half of one warrant each whole warrant to purchase one share of common stock). In February 2023, Legato II completed its business combination with Southland, one of the largest construction companies in North America. Southland’s common stock and warrants currently trade on the NYSE American LLC under the symbols “SLND” and “SLND WS,” respectively, and the price of the common stock has ranged from $___ to $__ following consummation of the business combination with Legato II, with a closing price of $___ on _______, 2024. Gregory Monahan and Brian Pratt have continued to serve as directors of Southland following the consummation of the business combination.

Given its track record of reviewing and completing SPAC transactions in the infrastructure, E&C, industrial and renewables segments, coupled with Mr. Pratt’s management and transaction related experience in these industries, we believe that our management team and board has the skills and experience to identify, evaluate and consummate a business combination in sectors that we have identified. In addition, we believe that our management team is uniquely positioned to assist the business that we may ultimately acquire.

Notwithstanding the foregoing, past performance of our management team is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical performance record of our management team as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful.

Competitive Strengths

Alternative Path to Becoming Public

We believe our structure will make us an attractive business combination partner to prospective target businesses that desires to become a publicly listed company. A merger with us will offer a target business an alternative process to a public listing rather than the traditional initial public offering process. We believe that target businesses may favor this alternative, which we believe is less expensive and takes less time, while offering greater certainty of execution than the traditional initial public offering. Furthermore, once a proposed business combination is approved by our shareholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. A public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management. With public company corporate governance standards, a target business may become attractive to the public investors.

Strong Financial Position with Flexibility.

With funds in the trust account of $175,000,000 (or $201,250,000 if the over-allotment option is exercised in full), after payment of up to $6,125,000 (or up to $7,043,750 if the over-allotment option is exercised in full) of deferred underwriting commissions, available to use for a business combination, we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using cash, debt or equity securities, contingent consideration or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and there can be no assurance that it will be available to us.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our shares, debt or a combination of these in effecting a business combination which has not yet been identified. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our initial shareholders, officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock or share exchange, asset acquisition or other similar business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate such companies. We have also not contacted any of the prospective target businesses that Arpeggio, Rhapsody, Trio, Quartet, Harmony, Allegro, Legato I or Legato II had considered and rejected while such entity was a blank check company searching for target businesses to acquire. We do not currently intend to contact any of such targets; however, we may do so in the future if we become aware that the valuations, operations, profits or prospects of such target business, or the benefits of any potential transaction with such target business, would be attractive. We cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

Subject to our management team’s fiduciary obligations and the fair market value requirement described below, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than as described above. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet selected a target business with which to consummate our initial business combination, we believe based on our management’s business knowledge and past experience that there are numerous potential candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our initial shareholders, officers and directors. While our officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers will generate a number of potential business combination opportunities that will warrant further investigation. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

Our officers and directors must present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (net of deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial business combination, subject to any fiduciary or contractual obligations. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage the services of professional firms or other individuals that specialize in business acquisitions, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our initial shareholders, officers, directors or their respective affiliates be paid any compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the $20,000 per month administrative fee, the payment of consulting, success or finder fees in connection with the consummation of our initial business combination, the repayment of the approximate $147,000 loans and reimbursement of any out-of-pocket expenses. Our audit committee will review and approve all reimbursements and payments made to our initial shareholders, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval.

We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or initial shareholders. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated shareholders from a financial point of view.

Selection of a Target Business and Structuring of a Business Combination

Subject to our management team’s fiduciary obligations and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (net of deferred underwriting commissions and taxes payable) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and that we must acquire a controlling interest in the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

●	financial condition and results of operation;

●	growth potential;

●	brand recognition and potential;

●	experience and skill of management and availability of additional personnel;

●	capital requirements;

●	competitive position;

●	barriers to entry;

●	stage of development of the products, processes or services;

●	existing distribution and potential for expansion;

●	degree of current or potential market acceptance of the products, processes or services;

●	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

●	impact of regulation on the business;

●	regulatory environment of the industry;

●	costs associated with effecting the business combination;

●	industry leadership, sustainability of market share and attractiveness of industries in which a target business participates; and

●	macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

NYSE listing rules require that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (net of amounts previously disbursed to management for tax obligations and working capital purposes and excluding the amount of deferred underwriting discounts held in trust) at the time of the execution of a definitive agreement for our initial business combination. Notwithstanding the foregoing, if we are not then listed on the NYSE for whatever reason, we may no longer be required to meet the foregoing 80% fair market value test.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or a newly formed subsidiary or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we do not intend to complete such business combination unless the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock or shares of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of trust account balance test.

The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the target business, as well as the basis for our determinations. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

We may seek to effect a business combination with more than one target business, although we expect to complete our business combination with just one business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

●	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

●	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Any announcement regarding our entry into a definitive agreement for an initial business combination will indicate whether we intend to seek shareholder approval of such transaction or instead provide shareholders with the opportunity to sell their shares to us by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval, we will only consummate the business combination if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. We have no specified maximum percentage threshold for conversions in our amended and restated memorandum and articles of association and even those public shareholders who vote in favor of our initial business combination have the right to convert their public shares. We also do not have any type of net tangible asset requirement like some other similarly structured blank check companies. As a result, this may make it easier for us to consummate our initial business combination.

However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait up to 27 months from the closing of this offering in order to be able to receive a pro rata share of the trust account.

Our initial shareholders, officers and directors have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination, (2) not to convert any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association prior to a business combination and (3) not sell any ordinary shares in any tender in connection with a proposed initial business combination.

None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units or ordinary shares in this offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of shareholders indicate that they wish to convert their shares, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to reduce the number of conversions. Notwithstanding the foregoing, our officers, directors, initial shareholders and their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock. Additionally, in the event our officers, directors, initial shareholders or their affiliates were to purchase shares from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act governing tender offers including, in pertinent part, through adherence to the following:

●	our registration statement/proxy statement filed for our initial business combination transaction would disclose the possibility that our officers, directors, initial shareholders or their affiliates may purchase shares from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our officers, directors, initial shareholders or their affiliates were to purchase shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our initial business combination transaction would include a representation that any of our securities so purchased by our officers, directors, initial shareholders or their affiliates would not be voted in favor of approving the business combination transaction;

●	our officers, directors, initial shareholders or their affiliates would waive any redemption rights with respect to any securities so purchased; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the material terms of the purchases.

Conversion Rights

At any meeting called to approve an initial business combination, public shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public shareholders with the opportunity to sell their ordinary shares to us through a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. The per-share amount we will distribute to investors who properly convert their shares will not be reduced by the deferred underwriting commissions we will pay to BTIG.

Our initial shareholders and our officers and directors will not have conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket. Additionally, the holders of the representative founder shares will not have conversion rights with respect to the representative founder shares.

We may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated.

However, in the event we require shareholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to shareholders.

Any proxy solicitation materials we furnish to shareholders in connection with a vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time the shareholder received our proxy statement up until the vote on the proposal to approve the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “In connection with any general meeting called to approve a proposed initial business combination, we may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.

Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of public shares delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Liquidation if No Business Combination

Our amended and restated memorandum and articles of association provides that we will have only 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering) to complete an initial business combination. If we have not completed an initial business combination by such date and shareholders have not otherwise amended our charter to extend this date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of taxes payable and up to $100,000 of interest income that may be released to us for liquidation expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject (in each case) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Additionally, our warrants would expire worthless if we liquidate the trust account.

Our initial shareholders, officers and directors have agreed that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering) unless we provide our public shareholders with the opportunity to convert their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares. This conversion right shall apply in the event of the approval of any such amendment, whether proposed by our initial shareholders, executive officers, directors or any other person.

We are required to seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, WithumSmith+Brown, PC, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. Furthermore, there is no guarantee that other vendors, service providers (except our independent registered public accounting firm) and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Crescendo Advisors LLC, an entity affiliated with Mr. Rosenfeld, has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but we cannot assure you that it will be able to satisfy its indemnification obligations if it is required to do so. We have not independently verified whether Crescendo Advisors LLC has sufficient funds to satisfy its indemnity obligations, we have not asked it to reserve for such obligations and we do not believe it has any significant liquid assets. Accordingly, we believe it is unlikely that it will be able to satisfy its indemnification obligations if it is required to do so. Additionally, the agreement Crescendo Advisors LLC entered into specifically provides for two exceptions to the indemnity given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As a result, if we liquidate, the per-share distribution from the trust account could be less than $10.00 due to claims or potential claims of creditors.

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our 18th month and anticipate it will take no more than 10 business days to effectuate such distribution. The holders of the founders’ shares and private shares have waived their rights to participate in any liquidation distribution from the trust account with respect to such shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, we will use the up to $100,000 of interest earned on the funds held in the trust account that may be released to us for our liquidation expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share redemption price would be $10.00. As discussed above, the proceeds deposited in the trust account could become subject to claims of our creditors that are in preference to the claims of public shareholders.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of our failure to complete a business combination within the required time period, if the shareholders seek to have us convert or purchase their respective shares upon a business combination which is actually completed by us or upon certain amendments to our amended and restated memorandum and articles of association prior to consummating an initial business combination. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per share.

If we file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.10 per share to our public shareholders. Additionally, if we file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

●	our obligation to seek shareholder approval of a business combination or engage in a tender offer may delay the completion of a transaction;

●	our obligation to convert or repurchase ordinary shares held by our public shareholders may reduce the resources available to us for a business combination; and

●	our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We currently maintain our principal executive offices at 777 Third Avenue, 37th Floor, New York, New York 10017. The cost for this space is included in the $20,000 per-month fee Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, will charge us for general and administrative services commencing on the date of this prospectus pursuant to a letter agreement between us and Crescendo Advisors II, LLC. We believe, based on rents and fees for similar services, that the fee charged by Crescendo Advisors II, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business has been located, management may spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to shareholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States generally accepted accounting principles or international financial reporting standards as promulgated by the International Accounting Standards Board. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required to have our internal control procedures audited for the fiscal year ending November 30, 2025 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because our securities will be listed on a national securities exchange and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$175,000,000 of the proceeds from this offering and the sale of the private units will be held as cash or in a demand deposit account or deposited into a U.S.-based trust account at Bank of America with Equiniti Trust Company, LLC acting as trustee	$148,837,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $175,000,000 of the proceeds of this offering and the sale of the private units held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	Our initial business combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the trust account (excluding deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial business combination. Notwithstanding the foregoing, if we are not then listed on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of the Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately on the 52nd day after the date of this prospectus unless BTIG informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the initial filing of such Current Report on Form 8-K. If the over-allotment option is exercised after the initial filing of such Current Report on Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if BTIG has allowed separate trading of the ordinary shares and warrants prior to the 52nd day after the date of this prospectus.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will either (1) give our shareholders the opportunity to vote on the business combination or (2) provide our public shareholders with the opportunity to sell their ordinary shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of the Offering	Terms Under a Rule 419 Offering
Business combination deadline	Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not released to us but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject (in each case) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations and for trust administration expenses. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time (in which case up to $100,000 of interest may be used for liquidation expenses).	All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds	Except for any interest earned on the funds in the trust account released to us for our tax obligations and trust administration expenses as described above, the proceeds held in the trust account will not be released to us until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released to the company until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Title
Gregory Monahan	50	Chief Executive Officer and Director
Eric S. Rosenfeld	66	Chief SPAC Officer
Adam Jaffe	33	Chief Financial Officer, Secretary and Director
Brian Pratt	71	Director and Non-Executive Chairman of the Board
David D. Sgro	46	Director and Non-Executive Vice Chairman of the Board
Adam J. Semler	56	Director
John Ing	74	Director

Gregory Monahan has served as our Chief Executive Officer and a member of our board of directors since our inception. He served as Chief Executive Officer and a member of the board of directors of Legato II from November 2021 until its business combination with Southland in February 2023, and has continued to serve as a member of the board of directors of Southland since such time. Mr. Monahan has served as a Senior Managing Director of Crescendo Partners, L.P., a New York-based investment firm, since 2005 and as the Senior Portfolio Manager of Jamarant Capital, L.P. a private investment partnership, since January 2016. Mr. Monahan previously co-founded Bind Network Solutions, a consulting firm formed in 1998 and focused on network infrastructure and security. Mr. Monahan served on the board of directors of Absolute Software Corp, a provider of security and management for computer and ultra-portable devices, from December 2012 to July 2023. He also served as a director of Primo Water Corporation, a leading pure-play water solutions provider in North America, Europe and Israel, from June 2008 to May 2023. From June 2016 to May 2019, he was a director of BSM Technologies, a commercial fleet telematics provider. Mr. Monahan also served as a director of COM DEV International, a designer and manufacturer of space hardware from April 2013 to April 2016; ENTREC Corporation, a crane and heavy haul transportation company from May 2015 to May 2016; SAExploration Holdings, a geophysical services company offering seismic data acquisition services to the oil and gas industry from June 2013 to July 2016; O’Charley’s Inc., a multi-concept restaurant company from March 2008 to April 2012; and Bridgewater Systems, a telecommunications software provider from May 2009 to August 2011.

We believe Mr. Monahan is well-qualified to serve as a member of our board due to his experience and relationships and contacts.

Eric S. Rosenfeld has served as our chief SPAC officer since our inception and will provide key services in connection with locating and consummating an initial business combination. Since August 2017, he has served as chief executive officer of Allegro and served as chairman of the board from August 2017 until April 2018. He served as the chief SPAC officer of Legato II from its inception in July 2021 until it completed its business combination with Southland in February 2023. He served as the chief SPAC officer of Legato I from its inception in June 2020 until it completed its business combination with Algoma in October 2021, and has served as a member of the board of directors of Algoma since such time. From May 2014 until its merger with NextDecade in July 2017, Mr. Rosenfeld served as the chairman of the board and chief executive officer of Harmony and served as a member of the board of NextDecade from that time until June 2020. Mr. Rosenfeld served as Quartet’s chairman of the board and chief executive officer from its inception in April 2013 until its merger with Pangea in October 2014, and has served as a director of Pangaea since such time. Mr. Rosenfeld was chairman of the board and chief executive officer of Trio from its inception in June 2011 until its merger with SAE in June 2013 and served as a director of SAE from that time through July 2016. From April 2006 until its business combination with Primoris in July 2008, Mr. Rosenfeld served as the chairman of the board, chief executive officer and president of Rhapsody and served as a director of Primoris from the completion of its business combination until May 2014. From its inception in April 2004 until its business combination with Hill International in June 2006, he was the chairman of the board, chief executive officer and president of Arpeggio and served as a director of Hill International from the time of the business combination until June 2010. Mr. Rosenfeld has been the president and chief executive officer of Crescendo Partners, L.P. since its formation in November 1998. He has also been the senior managing member of Crescendo Advisors II LLC, the entity providing us with general and administrative services, since its formation in August 2000. From November 2018 until February 2023, Mr. Rosenfeld served as chairman emeritus of CPI Aerostructures, Inc. a NYSE American-listed company engaged in the contract production of structural aircraft parts for fixed wing aircraft and helicopters in both the commercial and defense markets. He became a director of CPI in April 2003 and served as chairman from January 2005 until November 2018.

Mr. Rosenfeld has served as a board member of Aecon Group Inc., a Toronto Stock Exchange listed provider of construction and infrastructure development services, since June 2017. Mr. Rosenfeld served as a board member of Canaccord Genuity Group Inc, a Toronto Stock Exchange listed investment bank, from August 2020 until March 2021.

Prior to forming Crescendo Partners, Mr. Rosenfeld had been managing director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. since 1985. He was also chairman of the board of Spar Aerospace Limited, a company that provides repair and overhaul services for aircraft and helicopters used by governments and commercial airlines, from May 1999 through November 2001, until its sale to L-3 Communications. He served as a director of Hip Interactive, a Toronto Stock Exchange-listed company that distributed and developed electronic entertainment products, from November 2004 until July 2005. Mr. Rosenfeld also served as a director of AD OPT Technologies Inc., which was a Toronto Stock Exchange-listed company from April 2003 to November 2004, when it was acquired by Kronos Inc. Mr. Rosenfeld also served as a director and head of the special committee of Pivotal Corporation, a Canadian-based customer relations management software company that was sold to Chinadotcom in February 2004. He was a director of Sierra Systems Group, Inc., a Toronto Stock Exchange-listed information technology, management consulting and systems integration firm based in Canada from October 2003 until its sale in January 2007. From October 2005 through March 2006, Mr. Rosenfeld was a director of Geac Computer Corporation Limited, a Toronto Stock Exchange and NASDAQ-listed software company, which was acquired by Golden Gate Capital. He was also a director of Emergis Inc., a Toronto Stock Exchange-listed company that enables the electronic processing of transactions in the finance and healthcare industries, from July 2004 until its sale to Telus Corporation in January 2008. Mr. Rosenfeld also served on the board of Matrikon Inc. a Toronto Stock Exchange-listed provider of solutions for industrial intelligence, from July 2007 until its sale to Honeywell International, Inc. in June 2010. He was also a member of the board of Dalsa Corporation, a Toronto Stock Exchange-listed company that designs and manufactures digital imaging products, from February 2008 until its sale to Teledyne in February 2011. From October 2005 until its final liquidation in December 2012, he was the chairman of the board of Computer Horizons Corp., quoted on the OTCBB, that, before the sale of the last of its operating businesses in February 2007 (at which time it was NASDAQ-listed), provided information technology professional services with a concentration in sourcing and managed services. From December 2012 until December 2019, Mr. Rosenfeld served as a board member of Absolute Software Corporation, a Toronto Stock Exchange listed provider of security and management for computers and ultra-portable devices. From June 2008 until May 2023, Mr. Rosenfeld served as a board member and lead independent director of Primo Water Corp (formerly Cott Corporation), a NYSE-listed beverage company.

Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and Tulane Law School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a senior faculty member at the Director’s College. He has also been a guest host on CNBC.

Adam H. Jaffe has served as our chief financial officer and secretary since our inception and as a member of our board of directors since January 2024. Mr. Jaffe has served as Chief Financial Officer of Allegro since April 2018. Mr. Jaffe joined Crescendo Partners, LP in February 2018 as the fund’s controller and Chief Compliance Officer, and currently serves as Chief Financial Officer. Mr. Jaffe has also served as the Chief Financial Officer and Chief Compliance Officer for Jamarant Capital, L.P., an investment firm founded in 2015, since 2018. He served as the chief financial officer of Legato II from its inception in July 2021 until it completed its business combination with Southland in February 2023. He served as the chief financial officer and secretary of Legato I from its formation in June 2020 until its merger with Algoma in October 2021. From June 2021 to November 2022, Mr. Jaffe served on the board of BZAM (formerly The Green Organic Dutchman), a CSE-listed Canadian Cannabis company. Prior to joining Crescendo Partners LP, Mr. Jaffe was the Senior Fund Accountant for the real estate private equity fund, GTIS Partners LP, from September 2016 to February 2018. While at GTIS Partners, Mr. Jaffe focused on the development of residential homes, land development, and single-family homes for rental properties across the United State and Brazil. From September 2014 to September 2016, Mr. Jaffe worked at EisnerAmper LLP. Mr. Jaffe is a New York State Certified Public Accountant (CPA).

Brian Pratt has served as a member of our board of directors and non-executive chairman of the board since November 2023. He served as the non-executive chairman of the board of Legato II from November 2021 until it completed its business combination with Southland in February 2023 and has continued to serve as a member of the board of directors of Southland since such time. Mr. Pratt served as non-executive chairman of the board of Legato I from August 2020 until its merger with Algoma in October 2021 and served as a member of the board of directors of Algoma from October 2021 until March 2023. Mr. Pratt served as Chairman of Primoris Services Corp from July 2008 until May 2019 and as a Director from July 2008 to February 2020. He served as Primoris’ President and Chief Executive Officer from July 2008 to October 25, 2015. Mr. Pratt has been managing his personal investments since leaving Primoris. From 1983 through July 2008, he served as the President, Chief Executive Officer and Chairman of the Board of Primoris’ predecessor entity, ARB, Inc. Mr. Pratt has over 35 years of hands-on operations and management experience in the construction industry.

We believe Mr. Pratt is well-qualified to serve as a member of our board due to his experience and relationships and contacts.

David D. Sgro has served as a member of our board of directors since our inception and non-executive vice chairman of the board since November 2023. He has served as chief operating officer of Allegro Merger Corp. since August 2017 and its chairman of the board since April 2018 and served as its Chief Financial Officer from November 2017 until April 2018. He served as a member of the board of directors of Legato II from inception until its business combination with Southland in February 2023 and served as its Chief Executive Officer from its inception to November 2021. He served as the chief executive officer and a member of the board of directors of Legato I from its inception in June 2020 until it completed its business combination with Algoma in October 2021 and served as a member of the board of directors of Algoma since such time. Mr. Sgro served as Harmony Merger Corp.’s chief operating officer and secretary since its inception in May 2014 until its merger with NextDecade in July 2017 and as a director from May 2014 to August 2016 and then again from its merger with NextDecade until June 2018. Mr. Sgro served as Quartet Merger Corp.’s chief financial officer, secretary and a member of its board of directors from April 2013 until its merger with Pangaea in October 2014 and has served as a director of Pangaea since such time. Mr. Sgro served as Trio Merger Corp.’s chief financial officer, secretary, and a member of its board of directors from its inception in June 2011, until its merger with SAE in June 2013 and served as a director of SAE from that time through July 2016. From April 2006 to July 2008, Mr. Sgro served as the chief financial officer of Rhapsody Acquisition Corp. and from July 2008 to May 2011, Mr. Sgro served as a director of Primoris. Mr. Sgro also served as a Senior Managing Director of Crescendo Partners, L.P. from December 2014 to December 2021, and held numerous other positions with Crescendo Partners during that time period. Mr. Sgro has served as the director of research for Jamarant Capital, L.P., a private investment partnership, since January 2016. Mr. Sgro also served as chairman of the board of Hill International Inc. from August 2016 to December 2022 when it was acquired by Global Infrastructure Solutions Inc. for $3.40 per share. Mr. Sgro served on the boards of BSM Technologies, Inc., a TSX listed GPS enabled fleet management service provider from July 2016 until its sale to Geotab in June 2019; Bridgewater Systems, Inc., a TSX listed telecommunications software company, from June 2008 until its sale to Amdocs in August 2011; Imvescor Restaurant Group, a TSX listed restaurant franchisor, from March 2016 until its sale to MYR Group in February 2018; and COM DEV International Ltd., a global designer and manufacturer of space hardware from April 2013 to February 2016. From August 2003 to May 2005, Mr. Sgro attended Columbia Business School. From June 1998 to May 2003, he worked as an analyst and then senior analyst at Management Planning, Inc., a firm engaged in the valuation of privately held companies. Simultaneously, Mr. Sgro worked as an associate with MPI Securities, Management Planning, Inc.’s boutique investment banking affiliate.

In 2001, Mr. Sgro became a Chartered Financial Analyst (CFA) Charterholder. Mr. Sgro is a regular guest lecturer at Columbia Business School and an adjunct faculty member of The College of New Jersey.

We believe Mr. Sgro is well-qualified to serve as a member of the board due to his public company experience and operational experience.

Adam J. Semler has served as a member of our board of directors since November 2023. He has served as a member of the board of directors of Allegro since April 2018. He served as a member of the board of directors of Legato II from November 2021 until it completed its business combination with Southland in February 2023. Mr. Semler served as a member of Legato I’s board of directors from August 2020 until its merger with Algoma in October 2021. Mr. Semler served as a member of Harmony’s board of directors from July 2014 until its merger with NextDecade. Mr. Semler joined York Capital Management, LLC, an investment management fund, in 1995 and held several positions with the firm, most recently holding the position of chief operating officer and member of its managing partner until he retired in December 2011. While at York Capital Management, he was responsible for all financial operations of the firm. During this time, he also served as chief financial officer and secretary of York Enhanced Strategies Fund, LLC, a closed ended mutual fund. Previously, he was at Granite Capital International Group, an investment management firm, where Mr. Semler was responsible for the accounting and operations function for its equity products. He also previously worked as a senior accountant at Goldstein, Golub, Kessler & Co., where Mr. Semler specialized in the financial services industry, as well as a senior accountant at Berenson, Berenson, Adler. Mr. Semler has also served on the Board of Hebrew Public, a not for profit charter school network, since May 2015. Mr. Semler is a C.P.A.

We believe Mr. Semler is well-qualified to serve as a member of our board due to his financial and accounting expertise as well as his experience with prior blank check companies.

John Ing has served as a member of our board of directors since November 2023. Mr. Ing has served as the President and Chief Executive Officer of Maison Placements Canada, an independent, Toronto-based IIROC investment dealer providing a comprehensive array of financial services to institutional investors and small to midsize corporate clients, since 1985. Mr. Ing served as a member of the board of directors of Legato II from November 2021 until it completed its business combination with Southland in February 2023. Mr. Ing served as a member of Legato I’s board of directors from November 2020 until its merger with Algoma in October 2021. Throughout his four decade career, Mr. Ing has been an advocate of gold investment and authored numerous articles on the subject, appearing regularly in the media and giving speeches around the world. He is a recipient the Robert Elvers Mineral Economics Award, awarded in 2014 by the Canadian Institute of Mining, Metallurgy and Petroleum. Mr. Ing started his career with Jones Heward & Company in Montreal in 1969. He then joined Mead Company in 1972 and moved to Pitfield Mackay Ross in 1980 which was acquired by Dominion Securities in Toronto. Mr. Ing has served on numerous industry committees and on the Toronto Stock exchange Stock List Committee as its Chairman from 1993 to 2007. He is a member of the CFA Society Toronto, the Toronto Mineral Analyst Group, the Canadian Institute of Mining and metallurgy, Phi Kappa Pi and the Cambridge Club. Mr. Ing is a director of Aequitas Innovations Inc, parent of the NEO Stock Exchange.

We believe Mr. Ing is well-qualified to serve as a member of our board due to his significant leadership and management experience.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of John Ing and Adam Jaffe, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Adam Semler and Gregory Monahan, will expire at the second annual meeting. The term of office of the third class of directors, consisting of David Sgro and Brian Pratt, will expire at the third annual meeting.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business or our liquidation of the trust account, we will pay Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, $20,000 per month for providing us with office space and certain office, administrative services and personnel. However, this arrangement is solely for our benefit and is not intended to provide our officers or directors compensation in lieu of a salary.

We may pay consulting, success or finder fees to our officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination to be paid upon closing of our initial business combinations. We may pay such fees in the event our initial shareholders, officers or directors provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources in order to assess, negotiate and consummate an initial business combination. The amount of any such fees we pay will be based upon the prevailing market for similar services for comparable transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. We would disclose any such fee in the proxy or tender offer materials used in connection with a proposed business combination.

Other than the $20,000 per month administrative fee, the payment of consulting, success or finder fees to our officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination and the repayment of the approximate $147,000 loans made by our executive officers to us, no compensation or fees of any kind will be paid to our initial shareholders, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. To the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. However, the amount of such compensation may not be known at the time of the general meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.

Director Independence

Currently Brian Pratt, Adam Semler and John Ing would each be considered an “independent director” under the NYSE listing rules.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Audit Committee

Effective upon the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of Adam Semler, John Ing and David Sgro, each of whom is an independent director under the NYSE’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NYSE’s listing standards.

In addition, we must certify to the NYSE that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that each of Adam Semler and David Sgro qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon the date of this prospectus, we will establish a nominating committee of the board of directors, which will consist of John Ing, Adam Semler and David Sgro, each of whom is an independent director under NYSE’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Effective upon the date of this prospectus, we will establish a compensation committee of the board of directors, which will consist of David Sgro, Brian Pratt and John Ing, each of whom is an independent director under the NYSE’s listing standards. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that will apply to all of our executive officers, directors and employees. The code of ethics will codify the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of Cayman Islands are required to present business opportunities to a corporation if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to our company and its shareholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial shareholders or any affiliate of them, subject to certain approvals and consents. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, that such an initial business combination is fair to our company from a financial point of view.

Our officers and directors are, and may in the future become, affiliated with other companies. In order to minimize potential conflicts of interest which may arise from such other corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of our execution of a definitive agreement for a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any fiduciary or contractual obligations he might have. The foregoing agreement does not restrict our officers and directors from becoming affiliated with other companies in the future which could take priority over our company. However, we believe that such agreement still benefits us because our officers and directors are obligated to present suitable business opportunities to us to the extent that none of their other fiduciary or contractual obligations require them to present it to another entity.

The following table summarizes the pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to Legato Merger Corp. III
AECON	Eric S. Rosenfeld	Mr. Rosenfeld will be required to present all business opportunities which are suitable for AECON to AECON prior to presenting them to us. AECON is a Canadian listed provider of commercial and infrastructure construction services.

Pangaea Logistics Solutions Ltd.	Eric S. Rosenfeld David D. Sgro	Each of Messrs. Rosenfeld and Sgro are directors of Pangaea. Accordingly, each of Messrs. Rosenfeld and Sgro will be required to present all business opportunities which are suitable for Pangaea to Pangaea prior to presenting them to us. Pangaea is a Newport, Rhode Island-headquartered global logistics company focused on providing seaborne dry bulk transportation services.

Allegro Merger Corp.	Eric S. Rosenfeld David D. Sgro Adam Jaffe Adam Semler	Messrs. Rosenfeld, Sgro, Jaffe and Semler are officers and/or directors of Allegro Merger Corp. Accordingly, they will be required to present all business opportunities which are suitable for Allegro to Allegro prior to presenting them to us. Allegro is a shell company.

Southland Holdings	Gregory Monahan Brian Pratt	Each of Messrs. Monahan and Pratt serve as directors of Southland. Accordingly, each of Messrs. Monahan and Pratt will be required to present all business opportunities which are suitable for Southland to Southland prior to presenting them to us. Southland is a construction company.

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to Legato Merger Corp. III
Algoma Steel	Eric S. Rosenfeld David D. Sgro	Each of Messrs. Rosenfeld and Sgro serve as directors of Algoma. Accordingly, each of Messrs. Rosenfeld and Sgro will be required to present all business opportunities which are suitable for Algoma to Algoma prior to presenting them to us. Algoma is a fully integrated steel producer of hot and cold rolled steel products including sheet and plate.

Jamarant Capital, L.P.	Adam H. Jaffe David D. Sgro Eric S. Rosenfeld Gregory Monahan	Messrs. Jaffe, Sgro, Rosenfeld and Monahan will be required to present all business opportunities which are suitable for Jamarant Capital to Jamarant Capital prior to presenting them to us. Jamarant Capital is an investment firm.

Crescendo Partners, L.P.	Adam H. Jaffe Eric S. Rosenfeld Gregory Monahan	Messrs. Rosenfeld, Jaffe and Monahan will be required to present all business opportunities which are suitable for Crescendo Partners to Crescendo Partners prior to presenting them to us. Crescendo Partners is an investment firm.

Maison Placements Canada	John Ing	Mr. Ing will be required to present all business opportunities which are suitable for Maison Placements to Maison Placements prior to presenting them to us. Maison Placements is an independent IIROC investment dealer.

While the foregoing may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

Investors should also be aware of the following additional potential conflicts of interest:

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	Unless we consummate our initial business combination, our officers, directors and initial shareholders will not receive reimbursement or repayment for any out-of-pocket expenses incurred by them, or loans made to us, to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account.

●	The founders’ shares beneficially owned by our initial shareholders, and the private units purchased by our initial shareholders, and any warrants which our officers or directors may purchase in the aftermarket will expire worthless if a business combination is not consummated. This is because our officers and directors and affiliates will not receive liquidation distributions from the trust account with respect to any of the founders’ shares, private shares or warrants.

For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our officers, directors or initial shareholders unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated shareholders from a financial point of view. We will also need to obtain the approval of a majority of our disinterested independent directors. Furthermore, in no event will any of our initial shareholders, members of our management team or their respective affiliates be paid any compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the $20,000 per month administrative fee, the payment of consulting, success or finder fees to our officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination, repayment of the approximate $147,000 loans and reimbursement of any out-of-pocket expenses.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus and included in the private units (assuming none of the individuals listed purchase units in this offering), by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

●	each of our officers and directors; and

●	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of the warrants included in the units offered by this prospectus or the private warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering		After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares
Eric S. Rosenfeld	1,838,025	35.9%	1,521,827	6.8%
Eris S Rosenfeld 2017 Trust No. 1	357,394	6.9%	292,751	1.3%
Gregory Monahan	833,919	16.3%	689,211	3.1%
David D. Sgro(3)	396,913	7.8%	329,934	1.5%
Adam Jaffe(4)	255,281	4.9%	210,983	*
Adam Semler(5)	20,000	*	27,891	*
Brian Pratt	1,050,000	20.5%	1,200,000	5.3%
John Ing(6)	100,000	2.0%	139,453	*
All directors and executive officers as a group (7 individuals)	4,494,138	87.8%	4,119,298	18.3%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Legato Merger Corp. III, 777 Third Avenue, 37th Floor, New York, New York 10017.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 656,250 ordinary shares. Also gives effect to the purchase of the private units as described in this prospectus.
(3)	Includes shares held by trusts established for Mr. Rosenfeld’s children, including the Eric S Rosenfeld 2017 Trust No. 1. Mr. Sgro is the trustee of these trusts and has sole voting and dispositive power over the shares held by such trusts.
(4)	Includes 200,000 shares held by Mr. Jaffe’s Roth IRA.
(5)	Represents shares held by Triple J Holdings II, LLC, an affiliate of Mr. Semler.
(6)	Represents shares held by The Mont Blanc Investment Corporation, an affiliate of Mr. Ing.

Immediately after this offering, our initial shareholders will beneficially own approximately 21.4% of the then issued and outstanding ordinary shares (including the private shares and assuming they do not purchase any units offered by this prospectus). None of our officers, directors and initial shareholders has indicated to us that it or they intend to purchase our securities in the offering. Because of the ownership block held by our officers, directors and initial shareholders, such individuals may be able to effectively exercise influence over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, an aggregate of 656,250 founders’ shares will be forfeited. Only a number of shares necessary to maintain the 20% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option (not including the private units and representative founder shares and assuming they do not purchase any units in this offering) will be necessary.

All of the founders’ shares outstanding prior to the date of this prospectus will be subject to transfer restrictions until the earlier of 180 days after the date of the consummation of our initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

During the period during which the founders’ shares are subject to the transfer restrictions, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) among our initial shareholders or to our initial shareholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to be bound by these transfer restrictions. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founders’ shares.

Our initial shareholders and the underwriters have committed that they and/or their designees will purchase the 522,813 private units (for a total purchase price of $5,228,130) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private units (up to a maximum of 32,813 private units) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering. The initial purchasers have agreed not to transfer, assign or sell any of the private units and underlying securities (except in connection with the same limited exceptions that the founders’ shares may be transferred as described above) until after the completion of our initial business combination. Furthermore, our initial shareholders have agreed to vote the private shares in favor of any proposed business combination. Our initial shareholders and the underwriters have also agreed (A) not to convert any private shares in connection with a shareholder vote to approve a proposed initial business combination or sell any private shares to us in a tender offer in connection with a proposed initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association prior to a business combination and (B) that the private shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.

In order to meet our working capital needs following the consummation of this offering, our initial shareholders, officers, directors and their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

Our executive officers are our “promoters,” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS

In November 2023, we issued 5,031,250 ordinary shares to Eric Rosenfeld, our Chief SPAC Officer, for $25,000 in cash for payment of expenses at a purchase price of approximately $0.005 per share, in connection with our organization. No cash was received by us, however, as the cash was paid directly to service providers. Mr. Rosenfeld subsequently transferred certain of such shares to our officers, directors and other individuals at the same price originally paid for such shares.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial shareholders will forfeit up to an aggregate of 656,250 ordinary shares in proportion to the portion of the over-allotment option that was not exercised.

Our initial shareholders and the underwriters have committed that they and/or their designees will purchase, pursuant to written subscription agreements with us, the 522,813 private units (for a total purchase price of $5,228,130) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private units (up to a maximum of 32,813 private units) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The purchase price for the private units will be deposited into the trust account simultaneously with the consummation of the offering. The private units are identical to the units sold in this offering. The purchasers have agreed not to transfer, assign or sell any of the private units and underlying securities (except to certain permitted transferees) until after the completion of our initial business combination. Furthermore, our initial shareholders have agreed to vote the private shares in favor of any proposed business combination. Our initial shareholders and the underwriters have also agreed (A) not to convert any private shares in connection with a shareholder vote to approve a proposed initial business combination or sell any private shares to us in a tender offer in connection with a proposed initial business combination or in connection with certain amendments to our amended and restated memorandum and articles of association prior to a business combination and (B) that the private shares shall not participate in any liquidating distribution from our trust account upon winding up if a business combination is not consummated. In the event of a liquidation prior to our initial business combination, the private units will likely be worthless.

In order to meet our working capital needs following the consummation of this offering, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would be identical to the private units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

The holders of our founders’ shares issued and outstanding on the date of this prospectus, as well as the holders of the representative founder shares, private units and any units our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the transfer restrictions applicable to such shares cease. The holders of a majority of the private units and units issued in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. Notwithstanding anything to the contrary, the underwriters may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the underwriters may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of November 30, 2023, our executive officers had loaned us an aggregate of $50,000. On December 13, 2023, our executive officers loaned us an additional $46,784.59. The loans were made to cover expenses related to this offering. The loans are evidenced by promissory notes and are non-interest bearing, unsecured and are due at the earlier of December 31, 2024, the closing of this offering or our determination not to proceed with this offering. We intend to repay the loans from the proceeds of this offering not being placed in trust upon consummation of this offering.

Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, has agreed that, commencing on the effective date of this prospectus through the earlier of our consummation of our initial business combination or the liquidation of the trust account, it will make available to us certain general and administrative services, including office space, utilities and personnel, as we may require from time to time. We have agreed to pay $20,000 per month for these services. We believe, based on rents and fees for similar services, that these fees are at least as favorable as we could have obtained from an unaffiliated person.

We may pay consulting, success or finder fees to our officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination to be paid upon closing of our initial business combinations. We may pay such fees in the event our initial shareholders, officers or directors provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources in order to assess, negotiate and consummate an initial business combination. The amount of any such fees we pay will be based upon the prevailing market for similar services for comparable transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. We would disclose any such fee in the proxy or tender offer materials used in connection with a proposed business combination.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association.

Other than the $20,000 per month administrative fee, the payment of consulting, success or finder fees to our officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination and repayment of the approximately $147,000 loans, no compensation or fees of any kind will be paid to our initial shareholders, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. To the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. However, the amount of such compensation may not be known at the time of the general meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K or a periodic report, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our initial shareholders, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated shareholders from a financial point of view. We will also need to obtain approval of a majority of our disinterested independent directors.

DESCRIPTION OF SECURITIES

General

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands, and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. As of the date of this prospectus, we are authorized to issue 200,000,000 ordinary shares, par value $0.0001, and 1,000,000 preference shares, par value $0.0001. As of the date of this prospectus, 5,118,750 ordinary shares are outstanding. No preference shares are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated memorandum and articles of association and the form of warrant agreement, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Cayman Islands law.

Units

Each unit consists of one ordinary share and one-half of one warrant. Each whole warrant entitles the holder to purchase one ordinary share. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if BTIG, Inc. has allowed separate trading of the ordinary shares and warrants prior to the 52nd day after the date of this prospectus.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions, will require a special resolutions under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association, such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company.

In connection with any vote held to approve our initial business combination, our initial shareholders, as well as all of our officers and directors, have agreed, subject to SEC rules, to vote their respective ordinary shares owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.

If a vote is held to approve a business combination, we will consummate such transaction only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate an initial business combination by 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering), we will cease our corporate existence except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to an initial business combination, our public shareholders are entitled to share ratably in the trust account, based on the amount then held in the trust account.

Our initial shareholders, officers and directors have agreed to waive their rights to participate in any liquidation distribution from the trust account occurring upon our failure to consummate an initial business combination with respect to the founder’s shares and private shares. Our initial shareholders, officers and directors will therefore not participate in any liquidation distribution from the trust account with respect to such shares. They will, however, participate in any liquidation distribution from the trust account with respect to any ordinary shares acquired in, or following, this offering.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to sell their shares to us in a tender offer or have their ordinary shares converted to cash equal to their pro rata share of the trust account in connection with the consummation of our business combination. Public shareholders who sell or redeem their shares into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member (which shall distinguish each share by its number (so long as the share has a number); confirm the amount paid or agreed to be considered as paid, confirm the number and category of each member and the voting rights of such shares (and whether such voting rights are conditional);

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

There are no preference shares outstanding. Our amended and restated memorandum and articles of association authorizes the issuance of 1,000,000 preference shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preference shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preference shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preference shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preference shares to effect a business combination. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preference shares, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each whole warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of an initial business combination. However, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the five trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption; provided that the warrants will expire earlier if we have not completed an initial business combination within the required time period and liquidate the trust account in connection therewith.

The private warrants, as well as any warrants underlying additional units we issue to our initial shareholders, officers, directors or their affiliates in payment of working capital loans made to us, will be identical to the warrants underlying the units being offered by this prospectus.

We may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

●	at any time after the warrants become exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the ordinary shares for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Equiniti Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional ordinary shares or equity-linked securities.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands Law. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. If we increase the size of the offering, we will effect a share dividend, or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the private shares, representative founder shares and any units purchased in this offering). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Equiniti Trust Company, LLC, 48 Wall Street, 22nd Floor, New York, NY 10005.

Listing of our Securities

We have applied to have our units, ordinary shares and warrants listed on the NYSE under the symbols “LEGT U,” “LEGT,” and “LEGT WS,” respectively. We anticipate that our units will be listed on the NYSE on or promptly after the effective date of the registration statement. Following the date the ordinary shares and warrants are eligible to trade separately, we anticipate that the ordinary shares and warrants will be listed separately and as a unit on the NYSE.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds of the votes of shareholders, who, being entitled to do so, attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the votes at a general meeting of a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation. Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted. Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived, (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company, and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides certain limited appraisal rights for dissenting shareholders to be paid a payment of the fair value of his or her shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offer or may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion, or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state, and (ii) entertain original actions brought in each respective jurisdictions against us or our directors and officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize such foreign money judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that (i) the court issuing the judgment is of competent jurisdiction; (ii) the judgment is final and conclusive and for a liquidated sum, (iii) the judgment given was not in respect of taxes or a fine or penalty or similar fiscal or revenue obligation of the company; (iv) in obtaining the judgment there was no fraud on part of the person in whose favor judgment was given or on part of the court; (v) recognition or enforcement of the judgment would not be contrary to public policy in the Cayman Islands; and (vi) the proceeding pursuant to which judgment was obtained were not contrary to natural justice. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may not issue with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who, being entitled to do so, attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of our shareholders. Other than in certain exception as described below, our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who, being entitled to do so, attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders. Our initial shareholders, who will collectively beneficially own approximately 20% of our ordinary shares upon the closing of this offering (excluding the private shares and the representative founder shares and assuming our initial shareholders do not purchase public units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

●	If we are unable to complete our initial business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve;

●	Prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to: (i) receive funds from the trust account; or (ii) vote on any initial business combination;

●	Although we do not intend to enter into a business combination with a target business that is affiliated with our initial shareholders, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such a business combination is fair to our company from a financial point of view;

●	If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act;

●	So long as we obtain and maintain listing for our securities on the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (net of amounts previously disbursed to management for tax obligations and working capital purposes and excluding the amount of deferred underwriting discounts held in trust) at the time of the agreement to enter into the initial business combination; and

●	We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares in connection with any amendment to our amended and restated memorandum and articles of association to extend the time we have to consummate an initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution which requires the approval of the holders of at least two-thirds of such company’s outstanding ordinary shares who, being entitled to do so, attend and vote at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Exclusive Jurisdiction

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ memorandum and articles of association or other charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

Anti-Money Laundering and Countering of Terrorist and Proliferation Financing — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (the “DPA”).

Privacy Notice

Introduction

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a ‘data controller’, while certain of our service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in our company, we and certain of our service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Investor Data

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 22,485,313 ordinary shares outstanding, or 25,799,375 shares if the over-allotment option is exercised in full. Of these shares, the 17,500,000 shares sold in this offering, or 20,125,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares will not be transferable except in limited circumstances described elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

●	1% of the number of ordinary shares then outstanding, which will equal 224,853 shares immediately after this offering (or 257,994 if the over-allotment option is exercised in full); and

●	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will be able to sell their founders’ shares freely without registration one year after we have completed our initial business combination assuming none of them are affiliates of ours at that time.

Registration Rights

The holders of the founders’ shares and representative founder shares issued and outstanding on the date of this prospectus, as well as the holders of the private units and any units our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the transfer restrictions applicable to these ordinary shares cease. The holders of a majority of the representative founder shares, private units and units issued to our initial shareholders, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. Notwithstanding anything to the contrary, the underwriters may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination; provided, however, that the underwriters may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of certain Cayman Islands and U.S. federal income tax considerations generally applicable to an investment in our units, each consisting of one ordinary share and one-half of one warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax considerations relevant to an investment in our ordinary shares and rights, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence, or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of such shares. However, an instrument of transfer in respect of our shares, is stampable if executed in or brought into the Cayman Islands.

We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act

(As Revised)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Financial Secretary undertakes with Legato Merger Corp. III (the “Company”):

1. That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2. In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1 On or in respect of the shares, debentures or other obligations of the Company; or

2.2 by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

These concessions shall be for a period of 30 years from the date hereof.

United States Federal Income Tax Considerations

The following is a discussion of certain material U.S. federal income tax considerations with respect to your ownership and disposition of our units, ordinary shares and warrants, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to persons subject to special rules, such as:

●	certain financial institutions;

●	insurance companies;

●	dealers and traders in securities or foreign currencies;

●	persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

●	former citizens or residents of the United States;

●	U.S. persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

●	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●	persons liable for the alternative minimum tax; and

●	tax-exempt organizations.

The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the entity. If you are a partner in such an entity, you should consult your tax advisor.

WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one ordinary share and one-half of one warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one ordinary share and the one-half of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make their own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult their own tax adviser regarding the determination of value for these purposes. The price allocated to each ordinary share and the one-half of one warrant should be the shareholder’s tax basis in such share or one-half of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the ordinary share and one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the ordinary share and the one-half of one warrant based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of ordinary shares and warrants comprising units should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult their own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of a security that is:

●	an individual citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia; or

●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, any portion of a distribution that is treated as a dividend paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. If we are not classified as a PFIC during the taxable year in which the dividend is paid or a preceding taxable year, any portion of a distribution that is treated as a dividend paid to a non-corporate U.S. holder generally will constitute a “qualified dividend” that will be subject to U.S. federal income tax at the lower applicable long-term capital gains rate only if our ordinary shares are readily tradable on an established securities market in the United States and certain holding period and other requirements are met. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may be deemed to be a limitation of a shareholder’s risk of loss and suspend the running of the applicable holding period of such shares for this purpose during the period in which the U.S. holder has redemption rights with respect to the ordinary shares (i.e., the period prior to the consummation of our initial business combination). If the applicable holding period requirements are not satisfied, a non-corporate U.S. holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential income tax rate that applies to qualified dividend income. U.S. holders should consult with and rely solely upon their tax advisors regarding the availability of the lower preferential income tax rate for qualified dividend income for any dividends paid with respect to our ordinary shares.

Subject to the PFIC rules discussed below, if we do make distributions on our ordinary shares, such distributions generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current or accumulated earnings and profits generally will first reduce your basis in the ordinary shares (but not below zero) and then will be treated as gain realized on the sale or other disposition of the ordinary shares (as described in the first paragraph under “— Sale or Other Disposition or Conversion of Ordinary Shares” below).

The conversion feature of the ordinary shares described under “Proposed Business — Effecting a Business Combination — Conversion Rights” may be viewed as a position with respect to substantially similar or related property which diminishes your risk of loss and thereby affects your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Sale or Other Disposition or Conversion of Ordinary Shares

Subject to the PFIC rules discussed below, gain or loss you realize on the sale or other disposition of our ordinary shares (other than conversion into cash but including a liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the ordinary shares disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at preferential rates. Any capital gain or loss you realize on a sale or other disposition of our ordinary shares will generally be long-term capital gain or loss if your holding period for the ordinary shares is more than one year. However, the conversion feature of the ordinary shares described under “Proposed Business — Effecting a Business Combination — Conversion Rights” could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination. If the one-year holding period is not satisfied, any gain on a sale or other taxable disposition of the ordinary shares or warrants, as applicable, would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. The deductibility of capital losses is subject to limitations.

If you convert your ordinary shares into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of ordinary shares described in the preceding paragraph (rather than as a dividend or distribution). The conversion will, however, be treated as a dividend or distribution and taxed as described in “— Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. If you have a relatively minimal shareholding and, taking into account the effect of conversion by other shareholders, your percentage ownership in us is reduced as a result of the conversion, you may be regarded as having suffered a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction of a minority shareholder’s proportionate interest in a publicly-held corporation may constitute such a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation.

You should consult your own tax advisor as to whether conversion of your ordinary shares will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% (or, if our shares are not then publicly traded, 1%) or more of our ordinary shares before conversion, whether you are subject to special reporting requirements with respect to such conversion.

Sale or Other Disposition, Exercise or Expiration of Warrants

Subject to the PFIC rules discussed below, upon the sale or other disposition of a warrant (other than by exercise), you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other disposition, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Subject to the PFIC rules discussed below, in general, you will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. Your basis in an ordinary share received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants (or possibly the date of exercise). Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the ordinary shares should commence on the day after the warrant is exercised (or possibly the date of exercise). In the latter case, the holding period of the ordinary shares would include the holding period of the exercised warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a warrant as a taxable exchange. You are urged to consult your own tax advisor as to the consequences of an exercise of a warrant on a cashless basis.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (iii) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain and will not be known until after the close of our current taxable year (or possibly not until after the close of the first two taxable years following our start-up year, as described under the start-up exception). After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. holder did not make either a qualified electing fund (“QEF”) election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. holder held (or was deemed to hold) ordinary shares, as described below, such U.S. holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. holder on the sale or other disposition of its ordinary shares or warrants and (ii) any “excess distribution” made to the U.S. holder (generally, any distributions to such U.S. holder during a taxable year of the U.S. holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of the ordinary shares during the three preceding taxable years of such U.S. holder or, if shorter, such U.S. holder’s holding period for the ordinary shares).

Under these rules:

●	the U.S. holder’s gain or excess distribution will be allocated ratably over the U.S. holder’s holding period for the ordinary shares or warrants;

●	the amount allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain or received the excess distribution, or to the period in the U.S. holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. holder with respect to the tax attributable to each such other taxable year of the U.S. holder.

In general, if we are determined to be a PFIC, a U.S. holder may avoid the PFIC tax consequences described above in respect of our ordinary shares (but not our warrants) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. holder in which or with which our taxable year ends. A U.S. holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants, and U.S. holders are strongly urged to consult with their tax advisors regarding the application of such rules to their warrants in their particular circumstances. A U.S. holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. holder sells or otherwise disposes of such warrants (other than upon the exercise of such warrants) and we were treated as a PFIC at any time during the U.S. holder’s holding period of such warrants, any gain recognized generally will be treated in the same manner as an excess distribution, taxed as described above. If a U.S. holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares. Notwithstanding any such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, generally will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. holder held the warrants), unless the U.S. holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated in the same manner as an excess distribution, taxed as described above. As a result of this purging election, the U.S. holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares acquired upon the exercise of the warrants. The application of the rules related to purging elections described above to a U.S. holder of a warrant that already owns ordinary shares is not entirely clear. U.S. holders are strongly urged to consult with their tax advisors regarding the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and once made, can be revoked only with the consent of the IRS. A U.S. holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, upon written request by a U.S. holder, we will endeavor to provide to such U.S. holder such information as the IRS may require, including a PFIC annual information statement, in order to enable such U.S. holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. holder has made a QEF election with respect to our ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. holder of our ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. holder. The tax basis of a U.S. holder’s shares in a QEF will be increased by amounts that are included in income and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. holder will not be subject to the QEF inclusion regime with respect to our ordinary shares for such taxable year.

Alternatively, if we are a PFIC and our ordinary shares constitute “marketable stock,” a U.S. holder may avoid the adverse PFIC tax consequences discussed above if such U.S. holder, at the close of the first taxable year in which it holds (or is deemed to hold) our ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted basis in its ordinary shares. The U.S. holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for “marketable shares,” generally, shares that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NYSE (on which we intend to list the ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable shares” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. U.S. holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of our ordinary shares and warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Information reporting requirements generally will apply to dividends paid to a U.S. holder and to the proceeds from the sale or other disposition of our securities unless the U.S. holder is an exempt recipient and certifies to such exempt status. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Certain U.S. holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. holder that fails to comply with this reporting requirement and the period of limitations for assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. holders who are individuals and certain entities will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include our securities unless held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations for assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our ordinary shares and warrants.

Non-U.S. Holders

This section is addressed to non-U.S. holders of the securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our units, ordinary shares or warrants (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Dividends and Distributions

Dividends (including constructive dividends, discussed below) paid or deemed paid to a non-U.S. holder in respect of our ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

Dividends (including constructive dividends) and gains that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Sale or Other Disposition of Ordinary Shares or Warrants

You generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other disposition of our ordinary shares (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, that is treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States). Any such effectively connected gain generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected gain.

●	the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

●	you are an individual, you hold your ordinary shares or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

●	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and, in the case where the ordinary shares are regularly traded on an established securities market, you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your ordinary shares or warrants, more than 5% of our ordinary shares. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. You are urged to consult your own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your ordinary shares or warrants is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year. If you are described in the third bullet point above, gain recognized by you on the sale, exchange or other disposition of ordinary shares or warrants will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your ordinary shares or warrants may be required to withhold United States income tax at a rate of 15% of the amount realized upon such disposition.

If you convert your ordinary shares into a right to receive cash as described in “Proposed Business — Effecting a Business Combination — Conversion Rights,” the conversion generally will be treated as a sale of ordinary shares rather than as a dividend or distribution. The conversion will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the conversion is not meaningfully reduced from what your percentage ownership was prior to the conversion. See the discussion in “— U.S. Holders — Sale or Other Disposition or Conversion of Ordinary Shares.” You should consult your own tax advisor as to whether conversion of your ordinary shares will be treated as a sale or as a dividend under the Code.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. The IRS may make copies of such information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes backup withholding on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive on your ordinary shares if you provide proper certification (usually on IRS Form W-8BEN or Form W-8BEN-E) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Backup withholding is not an additional tax. Any amounts withheld with respect to your ordinary shares or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

INVESTORS CONSIDERING THE PURCHASE OF OUR SECURITIES ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

We are offering the units described in this prospectus through the underwriters named below. BTIG, LLC is acting as representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to each of its name in the following table:

Underwriter	Number of Units
BTIG, LLC
Craig-Hallum Capital Group LLC
Total	17,500,000

The underwriting agreement provides that the underwriters must buy all of the units if they buy any of them. However, the underwriters are not required to purchase the units covered by the option to purchase additional units as described below.

Our units are offered subject to a number of conditions, including:

●	receipt and acceptance of our units by the underwriters; and

●	the underwriters’ right to reject orders in whole or in part.

In connection with this offering, the underwriters or securities dealers may distribute prospectuses electronically.

Option To Purchase Additional Units

We have granted the underwriters an over-allotment option to buy up to an aggregate of 2,625,000 additional units. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will purchase additional units approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $___ per unit from the initial public offering price and the dealers may reallow a concession not in excess of $___ per unit to other dealers. Sales of units made outside of the United States may be made by affiliates of the underwriters. After completion of this offering, if the underwriters still hold any units sold by us to them in this offering, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.

The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to 2,625,000 additional units.

	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total	$9,625,000	$11,068,750

(1)	Includes up to $0.35 per unit, or up to $6,125,000 in the aggregate, or up to up to $7,043,750 in the aggregate if the over-allotment option is exercised in full, payable to BTIG for deferred underwriting commissions to be placed in a trust account at Bank of America located in the United States as described herein. The deferred commissions will be released to BTIG only on completion of an initial business combination. The deferred commissions will be payable as follows: $0.10 per share sold in this offering shall be paid to BTIG in cash on the closing of the business combination, (ii) up to $0.15 per share sold in this offering shall be paid to BTIG in cash, based on the percentage of funds remaining in the trust account after redemptions of public shares and (iii) $0.10 per share sold in this offering shall be paid to BTIG in cash or stock (valued at $10.00 per share), at our sole option (the “Allocable Amount”), provided that we have the right, in our sole and absolute discretion, to reallocate any portion of the Allocable Amount to third parties not participating in this offering (but who are members of FINRA) that assist us in consummating the initial business combination.

If we do not complete our initial business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering), BTIG has agreed that (i) it will forfeit any rights or claims to the deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of taxes payable) to the public shareholders.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $540,000. We have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $15,000, and the expenses of investigations and background checks (not to exceed $4,000 per person for U.S. individuals and $5,000 for non-U.S. individuals), or an aggregate payment of up to $50,000 (of which $25,000 has been paid to date, to cover expenses), all of which are included in the total estimated expenses of $540,000.

The underwriters have agreed to make a payment to us in an amount equal to $1,312,500, or $1,509,375 if the over-allotment option is exercised in full, to reimburse us for certain of our expenses in connection with this offering and for expenses to be incurred by us following this offering as a public company.

Representative Founder Shares

In November 2023, we issued to designees of BTIG the 87,500 representative founder shares for nominal consideration. The holders of the representative founder shares have agreed not to transfer, assign or sell any such shares without our prior consent until the completion of our initial business combination. In addition, the holders of the representative founder shares have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 24 months from the closing of this offering (or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering).

The representative founder shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

We have granted the holders of these shares the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.” The demand and piggyback registration rights being granted to the BTIG and related persons are subject to FINRA Rule 5110(g)(8).

Private units

The underwriters have committed that they and/or their designees will purchase from us 87,500 private units for a total purchase price of $875,000. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The underwriters have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private units (up to a maximum of 13,125 private units) necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. The private units are identical to the units sold in this offering except as described elsewhere in this prospectus. The private units and underlying ordinary shares and warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). Additionally, the private units purchased by the underwriters may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a 180-day period following the effective date of this prospectus except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. The underwriters have agreed that the private units they purchase will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination. We have granted the holders of private units, including the underwriters, the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.” In compliance with FINRA Rule 5110(g)(8), the registration rights granted to the underwriters are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of this prospectus with respect to the registration under the Securities Act of the private units and the underlying securities. The warrants underlying the units may not be exercised more than five years from the date of this prospectus in compliance with Rule 5110(g)(8)(A).

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

NYSE Listing

We have applied to have our units listed on the NYSE under the symbol “LEGT U” and, once the ordinary shares and warrants begin separate trading, they are expected to be listed under the symbols “LEGT” and “LEGT WS,” respectively.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the representative of the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor the underwriters, make any representation that the underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

Prior to this offering, there was no public market for our units. The initial public offering price will be determined by negotiation between us and the representative of the underwriters. The principal factors to be considered in determining the initial public offering price include:

●	the information set forth in this prospectus and otherwise available to the representative;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, publicly traded units of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our units, warrants or ordinary shares or that the units will trade in the public market at or above the initial public offering price.

Affiliations

BTIG and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. BTIG and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Additional Future Arrangements

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any underwriter and no fees for such services will be paid to any underwriter prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

●	where required by law, that the purchaser is purchasing as principal and not as agent;

●	the purchaser has reviewed the text above under Resale Restrictions; and

●	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

A majority of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

●	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

●	a corporation (which is not an accredited investor (as defined in Section 14A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

●	where no consideration is or will be given for the transfer; or

●	where the transfer is by operation of law.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to the units and the warrants. Maples and Calder (Cayman) LLP, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Loeb & Loeb LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Legato Merger Corp. III at November 30, 2023, and for the period from November 6, 2023 (inception) through November 30, 2023, included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

As of the date of this prospectus, we are subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

LEGATO MERGER CORP. III
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Legato Merger Corp. III:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Legato Merger Corp. III (the “Company”) as of November 30, 2023, the related statements of operations, changes in shareholders’ equity and cash flows for the period from November 6, 2023 (inception) through November 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2023, and the results of its operations and its cash flows for the period from November 6, 2023 (inception) through November 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023.

New York, New York

January 23, 2024

LEGATO MERGER CORP. III
BALANCE SHEET
November 30, 2023

ASSETS
Prepaid expense	$19,868
Deferred offering costs	3,738
Total assets	$23,606

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,238
Notes payable to shareholder	12,500
Total current liabilities	15,738

Commitments and contingencies

Shareholders’ equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 5,118,750 shares issued and outstanding(1)	512
Additional paid-in capital	24,988
Accumulated deficit	(17,632)
Total shareholders’ equity	7,868
Total liabilities and shareholders’ equity	$23,606

(1)	This number includes an aggregate of 656,250 ordinary shares subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full.

The accompanying notes are an integral part of these financial statements.

LEGATO MERGER CORP. III
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 6, 2023 (INCEPTION) THROUGH NOVEMBER 30, 2023

Formation costs	$17,632
Net loss	$(17,632)
Weighted average shares outstanding, basic and diluted(1)	2,789,063
Basic and diluted net loss per ordinary share	$(0.01)

(1)	Excludes an aggregate of 656,250 ordinary shares subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full.

The accompanying notes are an integral part of these financial statements.

LEGATO MERGER CORP. III
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM NOVEMBER 6, 2023 (INCEPTION) THROUGH NOVEMBER 30, 2023

	Ordinary Shares		Additional Paid-In	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at November 6, 2023 (inception)	-	$-	$-	$-	$-
Ordinary shares issued to initial shareholders(1)	5,031,250	503	24,497	-	25,000
Issuance of Representative Founder Shares	87,500	9	491	-	500
Net loss	-	-	-	(17,632)	(17,632)
Balance at November 30, 2023	5,118,750	$512	$24,988	$(17,632)	$7,868

(1)	This number includes an aggregate of 656,250 ordinary shares subject to forfeiture by the initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full.

The accompanying notes are an integral part of these financial statements.

LEGATO MERGER CORP. III
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 6, 2023 (INCEPTION) THROUGH NOVEMBER 30, 2023

Cash flow from operating activities
Net loss	$(17,632)
Change in operating assets and liabilities:
Prepaid expenses	17,632
Net cash used in operating activities	-

Net increase in cash and cash equivalents	-

Cash at beginning of period	-
Cash at end of period	$-

Supplemental disclosure of non-cash financing activities:
Formation costs paid by insider for the issuance of Founder Shares	$25,000
Issuance of Representative Founder Shares (Note 7)	$500
Deferred offering costs included in accrued offering costs	$3,238
Notes payable-related party paid for legal expenses	$12,500

The accompanying notes are an integral part of these financial statements.

LEGATO MERGER CORP. III
NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Note 1 — Organization and Plan of Business Operations

Legato Merger Corp. III (the “Company”) was incorporated as an exempted company in the Cayman Islands on November 6, 2023 with the objective to acquire, through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”).

At November 30, 2023, the Company had not yet commenced any operations. All activity from November 6, 2023 (inception) through November 30, 2023 relates to the Company’s formation and the proposed public offering described below. The Company will not generate any operating revenues prior to the completion of the Business Combination, at the earliest, and will generate non-operating income on permitted investments from the proceeds derived from the Proposed Public Offering. The Company has selected November 30 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 17,500,000 units at $10.00 per unit (or 20,125,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”), which is discussed in Note 3 (“Proposed Public Offering”). The holders of the Founder Shares (defined in Note 6) have committed, and BTIG, LLC (“BTIG”) and the other underwriters in the Proposed Public Offering will commit at the time of the Proposed Public Offering, that simultaneously with the consummation of the Proposed Public Offering, they and/or their designees will purchase 522,813 placement units (or 555,625 units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of approximately $5.228 million (or approximately $5.556 million, if the underwriters’ over-allotment option is exercised in full) (“Private Units”). All of the proceeds the Company receives from the sale of Private Units will be placed in the trust account described below. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering and the sale of Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company intends to apply to have the Units listed on the New York Stock Exchange (“NYSE”). Pursuant to the NYSE listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such Business Combination (net of amounts previously disbursed to management for tax obligations and working capital purposes and excluding the amount of deferred underwriting discounts held in the Trust Account), although this may entail simultaneous acquisitions of several target businesses. There is no assurance that the Company will be able to effect a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that certain of the proceeds from the Units sold in the Proposed Public Offering and the proceeds of the private placements of the Private Units, will be held in a United States-based trust account (“Trust Account”) and held as cash items (including in demand deposit accounts) or invested in United States government treasury bills, bonds or notes, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination (ii) the redemption of any ordinary shares included in the Units being sold in the Proposed Public Offering that have been properly tendered in connection with a shareholder vote to amend the Company’s memorandum and articles of association to modify the substance or timing of its obligation to redeem 100% of such ordinary shares if it does not complete the Initial Business Combination within 24 months from the closing of the Proposed Public Offering (or 27 months from the closing of the Proposed Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Proposed Public Offering); and (iii) the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. An entity affiliated with the Company’s Chief SPAC Officer has agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. There can be no assurance that it will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, certain interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations and trust administration expenses.

LEGATO MERGER CORP. III
NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Note 1 — Organization and Plan of Business Operations (cont.)

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide shareholders who acquired ordinary shares sold as part of the units in this offering (“Public Shares”) in the Proposed Public Offering (“Public Shareholders”) with the opportunity to convert their Public Shares for a pro rata share of the Trust Account. The holders of the Founder Shares will agree to vote any shares they then hold in favor of any proposed Business Combination and will waive any conversion rights with respect to these shares and the shares included in the Private Units pursuant to letter agreements to be executed in connection with the Proposed Public Offering.

In connection with any proposed Business Combination, the Company will seek shareholder approval of an initial Business Combination at a meeting called for such purpose at which Public Shareholders may seek to convert their Public Shares, regardless of whether they vote for or against the proposed Business Combination. Alternatively, the Company may conduct a tender offer and allow conversions in connection therewith. If the Company seeks shareholder approval of an initial Business Combination, any Public Shareholder voting either for or against such proposed Business Combination or not voting at all will be entitled to demand that his Public Shares be converted into a full pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes and trust administration expenses). Holders of warrants sold as part of the Units will not be entitled to vote on the Proposed Business Combination and will have no conversion or liquidation rights with respect to the ordinary shares underlying such warrants.

Pursuant to the Company’s Memorandum and Articles of Association to be in effect upon consummation of the Proposed Public Offering, if the Company is unable to complete its initial Business Combination within 24 months from the closing of the Proposed Public Offering (or 27 months from the closing of the Proposed Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the Proposed Public Offering) and such date is not otherwise extended by shareholders, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of ordinary shares and the Company’s board of directors, liquidate and dissolve. The warrants will expire on liquidation of the Trust Account and the holders of warrants will receive no proceeds in connection with the liquidation. The holders of the Founder Shares and the holders of Private Units will not participate in any redemption distribution with respect to their Founder Shares and Private Units, including the ordinary shares included in the Private Units.

If the Company is unable to complete its initial Business Combination and expends all of the net proceeds of the Proposed Public Offering not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share redemption price for ordinary shares will be $10.00. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s shareholders. In addition, if the Company is forced to file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in its bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of the Company’s ordinary shareholders. Therefore, the actual per-share redemption price may be less than approximately $10.00.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from

LEGATO MERGER CORP. III
NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Note 2 — Summary of Significant Accounting Policies (cont.)

certain of the holders of Founder Shares, and such individuals have the financial ability to provide such funds, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or in excess of one year from the date of issuance of these financial statements, which includes $50,000 in the form of a promissory note from an officer of the Company payable on the earlier of December 31, 2024, or the date on which the Company consummates the Proposed Offering.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of November 30, 2023, there were no cash equivalents.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times, may exceed the Federal Deposit Insurance Corporation coverage of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.

LEGATO MERGER CORP. III
NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Note 2 — Summary of Significant Accounting Policies (cont.)

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of November 30, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands’ income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Net Loss per Ordinary Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 656,250 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5). At November 30, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. Financial Accounting Standards Board (“FASB”) ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Units between ordinary shares and warrants, using the residual method by allocating Proposed Public Offering proceeds first to assigned value of the warrants and then to the ordinary shares. Offering costs allocated to the ordinary shares will be charged to temporary equity and offering costs allocated to the Public and Private Placement Warrants will be charged to shareholder’s equity as Public and Private Placement Warrants after management’s evaluation will be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC SAB Topic 5A. Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. FASB ASC 470-20 addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Units between ordinary shares and warrants, using the residual method by allocating Proposed Public Offering proceeds first to assigned value of the warrants and then to the ordinary shares. Offering costs allocated to the ordinary shares will be charged to temporary equity and offering costs allocated to the Public and Private Placement Warrants will be charged to shareholder’s equity as Public and Private Placement Warrants after management’s evaluation will be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

LEGATO MERGER CORP. III
NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Note 2 — Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40)”: Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that a required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on November 6, 2023 (inception) using a modified retrospective method for transition. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Initial Public Offering.

Warrant Instruments

The Company will account for the Public and Private Warrants to be issued in connection with the Proposed Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and will classify the warrant instrument under equity treatment at its assigned value. There are no Public or Private Warrants currently outstanding as of November 30, 2023.

LEGATO MERGER CORP. III
NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Note 3 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 17,500,000 Units at a proposed offering price of $10.00 per Unit. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 2,625,000 Units at a price of $10.00 per Unit, solely to cover over-allotments, if any. Each Unit consists of one of the Company’s ordinary shares, $0.0001 par value, and one-half of one redeemable warrant (the “Warrants”). Each whole warrant offered in the Proposed Public Offering is exercisable to purchase one ordinary share. Only whole warrants may be exercised. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Each Warrant will become exercisable 30 days after the completion of the Company’s initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption; provided that the Warrants will expire earlier if the Company has not completed an initial Business Combination within the required time period and liquidates the Trust Account in connection therewith. If the Company is unable to deliver registered ordinary shares to the holder upon exercise of the Warrants during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s ordinary shares equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period commencing once the warrants become exercisable and ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

Note 4 — Private Placement Units

The holders of the Founder Shares (as defined in Note 6) have committed, and BTIG and the other undewriters in the Proposed Public Offering will commit at the time of the Proposed Public Offering, to purchase 522,813 Private Units at $10.00 per unit (for an aggregate purchase price of $5,228,130) from the Company (555,625 Private Units for an aggregate purchase price of $5,556,250 if the overallotment is exercised in full). These purchases will take place simultaneously with the consummation of the Proposed Public Offering. All of the proceeds received from the sale of the Private Units will be placed in the Trust Account. The Private Units will be identical to the Units being offered in the Proposed Public Offering, except that the holders have agreed (i) to vote the ordinary shares included therein in favor of any proposed Business Combination, (ii) not to convert any ordinary shares included therein into the right to receive cash from the Trust Account in connection with a shareholder vote to approve the proposed initial Business Combination or in connection with certain amendments to the Charter prior to a Business Combination and (iii) that the ordinary shares included therein shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. Additionally, the holders have agreed not to transfer, assign or sell any of the units or underlying securities (except to certain permitted transferees) until the completion of the initial Business Combination.

The holders of the Founder Shares, Representative Shares and Private Units (or underlying ordinary shares) will be entitled to registration rights with respect to such securities pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the Founder Shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Representative Founder Shares (as defined in Note 7) and Private Units (or underlying ordinary shares) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggyback” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

LEGATO MERGER CORP. III
NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Note 5 — Commitments and Contingencies

Risks and Uncertainties

Management is evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares (as defined in Note 6) and Representative Founder Shares (as defined in Note 7), as well as the holders of the Private Units and any units that may be issued in payment of Working Capital Loans made to Company, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the transfer restrictions applicable to these ordinary shares cease. The holders of a majority of the Representative Shares, Private Units and units issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a business combination. Notwithstanding anything to the contrary, the underwriters may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Proposed Public Offering. In addition, the holders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination; provided, however, that the underwriters may participate in a “piggyback” registration only during the seven-year period beginning on the effective date of the Proposed Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 2,625,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 2.00% of the gross proceeds of the Proposed Public Offering, or $3,500,000 (or up to $4,025,000 if the underwriters’ over-allotment is exercised in full), payable upon the closing of the Proposed Public Offering.

BTIG will also be entitled to a deferred underwriting commission of up to 3.5% of the gross proceeds of the Proposed Offering, or up to $6,125,000, or up to up to $7,043,750 if the over-allotment option is exercised in full. The deferred underwriting commission will be placed in the Trust Account upon consummation of the Proposed Public Offering and will be released to BTIG only on completion of an initial Business Combination. The deferred commissions will be payable as follows: $0.10 per share sold in the Proposed Public Offering shall be paid to BTIG in cash on the closing of the Business Combination, (ii) up to $0.15 per share sold in the Proposed Public Offering shall be paid to BTIG in cash, based on the percentage of funds remaining in the Trust Account after redemptions of public shares and (iii) $0.10 per share sold in the Proposed Public Offering shall be paid to BTIG in cash or shares (valued at $10.00 per share), at the Company’s sole option (the “Allocable Amount”), provided that the Company has the right, in its sole and absolute discretion, to reallocate any portion of the Allocable Amount to third parties not participating in the Proposed Public Offering (but who are members of the Financial Industry Regulatory Authority (“FINRA”) that assist the Company in consummating the initial Business Combination.

The underwriters have agreed to make a payment to the Company in an amount equal to $1,312,500, or $1,509,375 if the over-allotment option is exercised in full, to reimburse the Company for certain expenses in connection with the Proposed Public Offering and for expenses to be incurred by the Company following the Proposed Public Offering as a public company.

LEGATO MERGER CORP. III
NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Note 6 — Related Party Transactions

Founders Shares

In November 2023, the Company issued an aggregate of 5,031,250 ordinary shares (the “Founder Shares”) for an aggregate purchase price of $25,000, to cover legal expenses of the Company. The Founder Shares include an aggregate of up to 656,250 shares subject to forfeiture by the holders to the extent that the over-allotment is not exercised in full or in part, so that the holders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the initial shareholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Representative Founder Shares (as defined in Note 7) and shares included in the Private Units).

The holders of the Founder Shares will agree not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until (i) the earlier of 180 days after the completion of a Business Combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (ii) if, subsequent to a Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On November 15, 2023, Eric Rosenfeld, the Company’s Chief SPAC Officer, issued a $50,000 principal amount unsecured promissory note to the Company. The note is non-interest bearing and payable on the earlier of (i) December 31, 2024, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determines not to proceed with the Proposed Public Offering. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount. The Company has not yet set up an operating account to receive this note. As of November 30, 2023, the Company has drawn $12,500 from this promissory note and will receive $37,500 when the bank account is set up.

Administrative Service Agreement

The Company presently occupies office space provided by an entity controlled by Crescendo Advisors II, LLC. Such entity will agree that until the Company consummates a Business Combination, it will make such office space, as well as general and administrative services including utilities and administrative support, available to the Company as may be required by the Company from time to time. The Company will agree to pay an aggregate of $20,000 per month to Crescendo Advisors II, LLC, an entity controlled by a related party, for such services commencing on the effective date of the Proposed Public Offering.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the holders of the Founder Shares, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. These units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of November 30, 2023, no Working Capital Loans were outstanding.

LEGATO MERGER CORP. III
NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Note 7 — Shareholders’ Equity

Preference Shares

The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of November 30, 2023, there are no preference shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share. As of November 30, 2023, 5,118,750 ordinary shares were issued and outstanding, comprised of 87,500 Representative Founder Shares (as defined below) and 5,031,250 Founder Shares, of which 656,250 shares are subject to forfeiture to the extent that the over-allotment option is not exercised in full so that the holders of the Founder Shares will own 20% of the issued and outstanding ordinary shares after the Proposed Public Offering (excluding the Representative Founder Shares and shares included in the Private Units).

All of the Founder Shares will be subject to transfer restrictions until the earlier of one year after the date of the consummation of an initial Business Combination and the date on which the closing price of the ordinary shares exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of an initial Business Combination, or earlier if, subsequent to the Company’s initial Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Representative Founder Shares

The Company has issued to the designees of BTIG 87,500 ordinary shares (the “Representative Founder Shares”) for a nominal consideration. The Company accounted for the Representative Founder Shares as an offering cost of the Proposed Public Offering, with a corresponding credit to shareholders’ equity. The Company estimated the fair value of Representative Founder Shares to be $500 based upon the price of the Founder Shares issued to the holders of such shares. The holders of the Representative Founder Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Founder Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Offering pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Public Offering except to any underwriter and selected dealer participating in the Proposed Public Offering and their bona fide officers or partners.

Warrants

Warrants may only be exercised for a whole number of shares. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Warrants will become exercisable 30 days after the completion of a Business Combination. The Company has agreed that as soon as practicable, after the closing of the Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the public warrant agreement.

LEGATO MERGER CORP. III
NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2023

Note 7 — Shareholders’ Equity (cont.)

The Company may redeem the Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the last reported sale price (the “closing price”) of the ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period commencing once the Warrants become exercisable and ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Warrants is then effective and a current prospectus relating to those ordinary shares is available throughout the 30-day redemption period. Any such exercise would not be on a cashless basis and would require the exercising warrant holder to pay the exercise price for each Warrant being exercised.

The Warrants to be included in the Private Units (“Private Placement Warrants”) will be identical to the Warrants sold in the Proposed Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of the Business Combination, subject to certain limited exceptions.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless. As of November 30, 2023, there were no warrants outstanding.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to November 30, 2023, the date that the financial statements were issued. Based on this review, except as set forth below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On December 13, 2023, the Company’s Chief SPAC Officer loaned to the Company an aggregate of $46,784.59 to cover additional expenses of the Proposed Public Offering. The loan is evidenced by a promissory note. The loan is non-interest bearing, unsecured and is due at the earlier of December 31, 2024, the closing of the Proposed Public Offering or the determination by the Company not to proceed with the Proposed Public Offering.

On January 5, 2024, the Company’s Chief SPAC Officer loaned to the Company $50,000 to cover additional expenses of the Proposed Public Offering. The loan is evidenced by a promissory note. The loan is non-interest bearing, unsecured and is due at the earlier of December 31, 2024, the closing of the Proposed Public Offering or the determination by the Company not to proceed with the Proposed Public Offering.

17,500,000 Units

Legato Merger Corp. III

PROSPECTUS

___________, 2024

Sole Book-Running Manager

BTIG, LLC

Co-Manager

Craig-Hallum Capital Group

Until __________, 2024 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:

Legal fees and expenses	$280,000
Accounting fees and expenses	$55,000
SEC/FINRA expenses	$95,000
NYSE listing and filing fees	$5,000
Printing and engraving expenses	$25,000
Miscellaneous expenses	$80,000
Total offering expenses (excluding underwriting discounts and commissions)	$540,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We will enter into indemnity agreements with each of our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On November 15, 2023, Eric Rosenfeld, the Company’s Chief SPAC Officer, acquired an aggregate of 5,031,250 ordinary shares (“founder shares”) in exchange for a total capital contribution of $25,000. Thereafter, he transferred certain shares to other holders. Up to 656,250 founder shares are subject to forfeiture if the underwriters’ over-allotment is not exercised in full or in part. On November 30, 2023, the Company also issued to BTIG, LLC and its designees an aggregate of 87,500 ordinary shares for an aggregate purchase price of $500, or approximately $0.001 per share. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In addition, the Company’s initial shareholders and the underwriters in the offering have agreed that they and/or their designees will purchase from us an aggregate of 522,813 private units at a price of $10.00 per unit for a total purchase price of $5,228,130 in a private placement that will close simultaneously with the closing of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us up to an additional 32,813 private units at a price of $10.00 per unit in an amount that is necessary to maintain in the trust account $10.00 per unit sold to the public in this offering. These purchases will take place on a private placement basis simultaneously this offering. The issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits immediately preceding the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

	iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Memorandum and Articles of Association.**
3.2	Form of Amended and Restated Memorandum and Articles of Association.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Ordinary Share Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Equiniti Trust Company, LLC and the Registrant.**
5.1	Opinion of Maples and Calder (Cayman) LLP.
5.2	Opinion of Graubard Miller.**
10.1	Form of Letter Agreement from each of the Registrant’s officers, directors and initial shareholders.**
10.2	Form of Investment Management Trust Agreement between Equiniti Trust Company, LLC and the Registrant.**
10.3	Promissory Note.**
10.4	Form of Registration Rights Agreement.**
10.5.1	Form of Subscription agreement for private units by initial shareholders.**
10.5.2	Form of Subscription agreement for private units by the underwriters**
10.6	Form of Administrative Services Agreement.**
10.7	Form of Indemnification Agreement.
14	Code of Ethics.**
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.3	Consent of Graubard Miller (included in Exhibit 5.2).**
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Audit committee charter.**
99.2	Compensation committee charter.**
99.3	Nominating committee charter.**
107	Calculation of Registration Fee Table.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 23rd day of January, 2024.

LEGATO MERGER CORP. III

By:	/s/ Gregory Monahan
Name:	Gregory Monahan
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gregory Monahan and Adam Jaffe his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Gregory Monahan	Chief Executive Officer	January 23, 2024
Gregory Monahan	(Principal Executive Officer) and Director

/s/ Adam Jaffe	Chief Financial Officer	January 23, 2024
Adam Jaffe	(Principal Financial and Accounting Officer), Secretary and Director

/s/ Brian Pratt	Chairman of the Board	January 23, 2024
Brian Pratt

/s/ David D. Sgro	Vice Chairman of the Board	January 23, 2024
David D. Sgro

/s/ Adam Semler	Director	January 23, 2024
Adam Semler

/s/ John Ing	Director	January 23, 2024
John Ing